EXHIBIT 10.2

Execution version

AIRCRAFT PURCHASE AGREEMENT

between

HRT NETHERLANDS B.V., and

HRT O&G EXPLORAÇÃO E PRODUÇÃO DE PETRÓLEO LTDA.,

as Sellers,

ERICKSON AIR-CRANE INCORPORATED,

as Purchaser,

HRT PARTICIPAÇÕES EM PETRÓLEO S.A.,

as Intervening Consenting Party

and

EAC DO BRASIL PARTICIPAÇÕES LTDA.,

as Guarantor,

in respect of the six aircraft set forth on EXHIBIT A

Dated as of the 19th day of July, 2013

TABLE OF CONTENTS

ARTICLE 1: DEFINITIONS		2

1.1	Definitions	2
1.2	Interpretation	2

ARTICLE 2: AGREEMENT TO SELL AND PURCHASE		3

2.1	Agreement to Sell and Purchase	3
2.2	Purchase Price	3
2.3	Payment	3
2.4	Setoff Rights for Breach of Transaction Documents	4
2.5	Outside Closing Date	5
2.6	Economic Balance	5

ARTICLE 3: INSPECTION		5

3.1	Initial Inspection	5
3.2	Final Inspection	5

ARTICLE 4: CLOSING AND DELIVERY		5

4.1	Closing	5
4.2	Purchaser’s Conditions Precedent	6
4.3	Purchaser’s Closing Deliveries	8
4.4	Sellers’ Conditions Precedent	8
4.5	Sellers’ Closing Deliveries	9

ARTICLE 5: REPRESENTATIONS, WARRANTIES & LIMITATIONS		9

5.1	Representations and Warranties of Sellers	9
5.2	Representations and Warranties of Purchaser	11
5.3	DISCLAIMER	12
5.4	Waiver of Consequential Damages	12

ARTICLE 6: THIRD PARTY WARRANTIES		13

ARTICLE 7: SALES AND OTHER TAXES		13

ARTICLE 8: INDEMNITEES		13

8.1	Sellers’ Indemnity	13
8.2	Purchaser’s Indemnity	14

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ARTICLE 9: NOTICES		14

ARTICLE 10: INSURANCE		16

10.1	Minimum Coverages	16
10.2	Contents of Policies	16

ARTICLE 11: POST-CLOSING COMMITMENTS		17

11.1	Cooperation	17
11.2	Right of First Refusal	17

ARTICLE 12: MISCELLANEOUS		18

12.1	Time is of the Essence	18
12.2	Confidentiality	18
12.3	Binding Effect	19
12.4	Transaction Costs and Expenses	19
12.5	Entire Agreement	19
12.6	Amendments	19
12.7	Assignment	20
12.8	Headings and References	20
12.9	Counterparts	20
12.10	Non-Waiver	20
12.11	Survival of Representations and Warranties	20
12.12	Appointment of Agent for Service of Process	20
12.13	Attorneys’ Fees	21
12.14	Invalid Provisions	21
12.15	Currency	21
12.16	Governing Law	21
12.17	Consent to Arbitration	21

EXHIBIT A: AIRCRAFT

EXHIBIT B: DEFINITIONS

EXHIBIT C: AIRCRAFT DELIVERY RECEIPT

EXHIBIT D: WARRANTY BILL OF SALE

EXHIBIT E: INSPECTION REQUIREMENTS

EXHIBIT F: FORM OF PROCESS AGENT POWER OF ATTORNEY

EXHIBIT G: FORM OF AMENDED AND RESTATED LEASE

EXHIBIT H: FORM OF ASSIGNMENT AGREEMENT

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AIRCRAFT PURCHASE AGREEMENT

This AIRCRAFT PURCHASE AGREEMENT dated as of the 19th day of July, 2013 (this “Agreement”), is among HRT NETHERLANDS B.V., a company duly incorporated and existing according to the laws of Netherlands with its principle place of business at Strawinskylaan 3105 Atrium, 1077zx, Amsterdam, Netherlands, herein represented by its Chief Executive Officer Mr. Milton Romeu Franke, a Brazilian citizen, married, geologist, with identify card No. 921.706, registered with the Taxpayer Registry (CPF/MF) under No. 018.449.977-15, and its Chief Finance Officer Mr. Ricardo Bottas Dourado dos Santos, a Brazilian citizen, married, administrator, with identify card No. 1214385621, registered with the Taxpayer Registry (CPF/MF) under No. 769.899.255-15, both with professional address in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Atlântica, 1130, 10o andar—parte, and HRT O&G EXP. E PRODUÇÃO DE PETRÓLEO LTDA., a company duly incorporated and existing according to the laws of Brazil, registered with the Brazilian Federal Taxpayers’ Registry (CNPJ/MF) under No. 11.058.804/0001-68, headquartered at Av. Atlântica, 1130, andar 7, 8 e 10, Zip Code 22021-000, in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil, herein represented by its Chief Executive Officer Mr. Nilo Chagas de Azambuja Filho, a Brazilian citizen, married, geologist, with identity card No. 1002500237, registered with the Taxpayer Registry (CPF/MF) under No. 160.656.460-91, and its Chief Finance Officer Mr. Ricardo Bottas Dourado dos Santos, a Brazilian citizen, married, administrator, with identify card No. 1214385621, registered with the Taxpayer Registry (CPF/MF) under No. 769.899.255-15, both with professional address in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Atlântica, 1130, 10o andar—parte (jointly, “Sellers”), ERICKSON AIR-CRANE INCORPORATED, a Delaware corporation, located at 5550 SW Macadam Avenue, Suite 200, Portland, Oregon 97239, United States of America (“Purchaser”), HRT PARTICIPAÇÕES EM PETRÓLEO S.A., a corporation (sociedade por ações) duly incorporated and existing according to the laws of the Federative Republic of Brazil, registered with the Brazilian Federal Taxpayers’ Registry (CNPJ/MF) under No. 10.629.105/0001-68, headquartered at Avenida Atlântica, 1130, Entrada 1, City of Rio de Janeiro, State of Rio de Janeiro, Brazil, herein represented by its Chief Executive Officer Mr. Milton Romeu Franke, a Brazilian citizen, married, geologist, with identify card No. 921.706, registered with the Taxpayer Registry (CPF/MF) under No. 018.449.977-15, and its Chief Finance Officer Mr. Ricardo Bottas Dourado dos Santos, a Brazilian citizen, married, administrator, with identify card No. 1214385621, registered with the Taxpayer Registry (CPF/MF) under No. 769.899.255-15, both with professional address in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Atlântica, 1130, 10o andar—parte (“Intervening Consenting Party” or “HRT”), and, solely with respect to Section 2.3(d), EAC DO BRASIL PARTICIPAÇÕES LTDA., a limited liability company duly incorporated and existing according to the laws of the Federative Republic of Brazil, registered with the Brazilian Federal Taxpayers’ Registry (CNPJ/MF) under No. 17.975.592/0001-60, headquartered at Av. Jurubatuba, 261 (parte), City of São Paulo, State of São Paulo, CEP 04583-100, Brazil, herein represented by its managers, Mr. João Claudio de Luca Junior, a Brazilian citizen, married, lawyer, with identity card (RG) No. 17.973.944SSP/SP, registered with the Taxpayer Registry (CPF/MF) under No. 128.407.498-66 and Mrs. Ana Luisa Castro Cunha Derenusson, a Brazilian citizen, married, lawyer, with identity card (RG) No. 18.601.250-0 SSP/SP, registered with the Taxpayer Registry (CPF/MF) under No. 255.918.248-38, both with professional address in the City of São Paulo, State of São Paulo, at Rua Fidêncio Ramos, 195, 10º andar, CEP 04551-010 (“Guarantor”).

WHEREAS

I. Sellers are the owners of the six (6) aircraft set forth on EXHIBIT A (the “Aircraft”) that are the subject matter of this Agreement; and

II. Purchaser desires to purchase and acquire from Sellers, and Sellers desire to sell, transfer and assign to Purchaser, all of Sellers’ rights, title and interest in and to the Aircraft on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants of the parties set forth herein, and for other good and valuable consideration the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1: DEFINITIONS

1.1 Definitions. Except as otherwise set out herein, capitalized terms used in this Agreement shall have the meaning attributed to them in EXHIBIT B hereof and elsewhere in this Agreement.

1.2 Interpretation. Where there exists any inconsistency between the definitions set out in EXHIBIT B and the definitions set out in any other section or schedule of this Agreement, for the purposes of construing such section or schedule, the definitions set out in such section or schedule shall prevail.

a. The headings and captions herein are inserted for convenience of reference only and shall not limit or be used to interpret the clauses, paragraphs or sections to which they apply.

b. The terms “include”, “including”, and similar terms shall be construed as if followed by the phrase “without limitation”.

c. Whenever required by the context, references in this Agreement in the singular shall include the plural and vice versa and the masculine gender shall include the feminine gender and vice versa.

d. References to any document or other instruments include all amendments, replacements and restatements thereof and supplements thereto except where expressly provided otherwise.

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e. Unless otherwise expressly stated herein, references to clauses, sections, appendixes or schedules refer to clauses, sections and schedules of this Agreement.

ARTICLE 2: AGREEMENT TO SELL AND PURCHASE

2.1 Agreement to Sell and Purchase. Subject to the terms and conditions set forth in this Agreement, Sellers agree to sell and deliver the Aircraft to Purchaser. Purchaser agrees to purchase and accept delivery of the Aircraft from Sellers in accordance with and subject to the terms and conditions set forth in this Agreement.

2.2 Purchase Price. The total purchase price for the Aircraft shall be Twenty Million U.S. Dollars (USD $20,000,000, the “Purchase Price”).

2.3 Payment. Subject to the terms and conditions set forth in this Agreement, in particular the provisions set forth in Section 2.4 below, Purchaser shall pay to Sellers an amount equal to the Purchase Price with such amount allocated among the Aircraft as set forth on Exhibit A hereto. Payment of the Purchase Price shall be made in immediately available funds by wire transfer to the account or accounts designated by Sellers sufficiently prior to the Closing Date, as follows:

a.	At the Closing, an amount equal to Seventeen Million U.S. Dollars (USD $17,000,000);

b.	Three Million U.S. Dollars (USD $3,000,000) upon the earlier of either:

i. The date fifteen (15) days following the date on which AIR AMAZONIA SERVIÇOS AERONÁUTICOS LTDA., a limited liability company (sociedade limitada) duly incorporated and existing according to the laws of the Federative Republic of Brazil, registered with the Brazilian Federal Taxpayers’ Registry (CNPJ/MF) under No. 13.052.453/0001-03, headquartered at Rua Ponta Grossa, 229, City of Manaus, State of Amazonas, Brazil, CEP 69074-190 (“Air Amazonia”), or any other entity controlled by Purchaser, obtains an Aviation Authority issued Part 135 Air Operator’s Certificate; and

ii. The twelve (12) month anniversary of the Closing Date.

c.	If Purchaser fails to pay by the applicable due date any amount due pursuant to Section 2.3(b) above (an “Overdue Amount”), (i) Purchaser shall be obligated to immediately pay an amount equal to two percent (2%) of the Overdue Amount (which such payment shall be deemed a penalty and not a credit against Purchaser’s obligation to pay the Overdue Amount) and (ii) until and including the date such Overdue Amount is paid in full, Purchaser shall pay interest on such Overdue Amount at a monthly rate equal to one percent (1%) of the Overdue Amount.

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d.	Guarantor hereby fully, unconditionally and irrevocably guarantees to Sellers, the full, complete and timely compliance with and performance by Purchaser of the obligations of Purchaser pursuant to Section 2.3(b) hereof.

2.4 Setoff Rights for Breach of Transaction Documents. Notwithstanding anything to the contrary contained in this Agreement and subject to the provisions of Section 8.1, in the event that at least ten (10) days prior to the date on which a payment would otherwise become due and payable pursuant to Section 2.3(b) hereof (the “Installment Payment”), Purchaser claims an Estimated Loss Amount, Purchaser shall have the right to withhold and set off against the amount due pursuant to such Installment Payment, on a dollar-for-dollar basis, the amount of any then current Estimated Loss Amount, in accordance with the following provisions:

a. At least ten (10) days prior to the due date of the Installment Payment, Purchaser shall deliver to Sellers, in accordance with Article 9, a certificate executed by a duly authorized officer of Purchaser certifying as to the amount of the applicable Estimated Loss Amount and a reasonable description of the basis therefor.

b. On or prior to the due date of the Installment Payment, Purchaser shall pay an amount (to the extent such amount is a positive number) equal to the amount due pursuant to the Installment Payment minus the then current Estimated Loss Amount (such payment, the “Adjusted Payment”). Subject to Section 2.4(c) below, such Adjusted Payment shall for all purposes hereunder be deemed payment in full of the amount due pursuant to the Installment Payment.

c. To the extent that following the payment of an Adjusted Payment pursuant to this Section 2.4, (a) a final determination as to the actual amount of Loss(es) that is the basis of the applicable Estimated Loss Amount is made (by agreement of the applicable parties, non-appealable court or arbitral decision or otherwise) pursuant to the terms of the applicable Transaction Document and (b) such amount of Loss(es) is less than the difference obtained when the amount of the Adjusted Payment is subtracted from the original amount due pursuant to the Installment Payment (such difference, the “Payment Difference”), then within thirty (30) days following the date of such final determination Purchaser shall pay to Sellers, in immediately available funds by wire transfer to the account or accounts designated by Sellers, an amount equal to the Payment Difference minus the amount of actual determined Loss(es).

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2.5 Outside Closing Date. If despite the reasonable efforts of the parties hereto the Closing does not occur on or before the Outside Closing Date, then either party hereto may terminate this Agreement by written notice to the other and thereupon neither Sellers nor Purchaser shall have any further obligations hereunder or under the Assignment Agreement.

2.6 Economic Balance. The parties acknowledge that the Purchase Price was established taking into consideration the existing circumstances on the date hereof. If a supervening, extraordinary, unavoidable and unforeseen fact or a change in any of the fiscal burdens incurred by any of the parties after the date hereof occurs changing the balance of the original economic-financial framework of this Agreement, excessively burdening one of the parties, the parties shall renegotiate in good faith mutually agreed conditions in order to re-establish the original balance. Evidence to support this imbalance or of the excessive burden shall be provided by the affected party.

ARTICLE 3: INSPECTION

3.1 Initial Inspection. Purchaser acknowledges that an initial inspection of each Aircraft was completed on Purchaser’s behalf on the Inspection Completion Date, in accordance with the inspection requirements applicable to each Aircraft as set forth in EXHIBIT E of this Agreement, (collectively, the “Initial Inspection”), and that as of the Inspection Completion Date Purchaser was satisfied with the condition of the Aircraft and the Aircraft Documents.

3.2 Final Inspection. Notwithstanding the completion of the Initial Inspection to the satisfaction of Purchaser, Purchaser shall have the right, at its sole discretion, to conduct, at its own expense, an additional inspection of any or all of the Aircraft, to be conducted at the then current location of each applicable Aircraft, in order to confirm that each such Aircraft is in substantially the same or better condition as of the Inspection Completion Date (collectively, the “Final Inspection”).

ARTICLE 4: CLOSING AND DELIVERY

4.1 Closing. The Closing shall take place at the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Atlântica, 1130, 10o andar—parte on the date that the conditions set forth in Sections 4.2 and 4.4 have been satisfied or waived, unless another time, date or place is mutually agreed to by the parties.

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4.2 Purchaser’s Conditions Precedent. Purchaser’s obligation to purchase and accept delivery of the Aircraft from Sellers shall be subject to the satisfaction or waiver by Purchaser of each of the following conditions:

a. Each Seller shall have obtained all the approvals, duly authorized and executed, required in accordance with its respective by-laws and articles of association and each Seller shall have performed all of its respective obligations hereunder due to be performed on or before the Closing Date;

b. Each of Sellers and Lessee shall have obtained all the approvals, duly authorized and executed, required in accordance with its respective by-laws and articles of association and shall have delivered to Purchaser the Assignment Agreement, and the Assignment Agreement shall be in full force and effect and each of Sellers and Lessee shall have performed all of its respective obligations thereunder due to be performed on or before the Closing Date;

c. The representations and warranties of each of Sellers and Lessee in the Sale Documents shall be true and correct as of the Closing (other than those representations and warranties which refer to a specific date which shall be true and correct as of such dates);

d. The Aircraft shall not have incurred (a) an Event of Loss nor (b) since the Inspection Completion Date, any damage which exceeds or would reasonably be expected to exceed One Million U.S. Dollars (USD $1,000,000) to repair;

e. Purchaser shall have received evidence of Sellers’ title to the Aircraft free and clear of any liens and encumbrances that is reasonably satisfactory to Purchaser, pursuant to the Certificate (Certidão de Inteiro Teor) issued by the Brazilian Aeronautical Registry;

f. Purchaser shall have received the Title Insurance Policy;

g. All of the conditions precedent as set forth in the Assignment Agreement shall have been either waived or satisfied;

h. Purchaser shall have received an insurance and reinsurance certificate and reinsurance broker’s letter, evidencing Lessee’s compliance with the insurance provisions of the Leases as assigned pursuant to the Assignment Agreement and otherwise in the form of the currently issued certificates;

i. No change shall have occurred after the date of this Agreement under any Applicable Law which would make it illegal for either Purchaser or Sellers to perform any of their respective obligations under the Sale Documents; provided, that if any such change has occurred, the parties shall use commercially reasonable efforts to restructure the transactions contemplated by such documents so to avoid the aforementioned illegality;

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j. All filings, recordings and registrations with the Aviation Authority necessary for Purchaser to protect its interests in the Aircraft and the Leases shall have been made at or before the Closing, or Purchaser shall be reasonably satisfied that such filings, recordings and registrations will be made shortly following the Closing;

k. Purchaser shall be satisfied that no Transfer Taxes shall be payable by Purchaser in connection with the transactions contemplated hereby, and Sellers and Purchaser shall have received from Lessee confirmation that each Aircraft is located at its applicable Delivery Location;

l. At the Delivery Time, each Aircraft shall be in substantially the same or better condition as of the date of the Inspection Completion Date, ordinary wear and tear as a result of Lessee’s utilization under the Leases excepted;

m. There shall have been no adverse change to the business of Air Amazonia since the date of execution of this Agreement;

n. All conditions precedent under the Amended and Restated Leases required from the Lessee shall have been duly performed and/or provided;

o. Sellers shall have delivered or caused to be delivered the Process Agent Power of Attorney, duly notarized (in respect to the signatories inside Brazil, including the signature of two witnesses thereof) and consularized (in respect to the signatories outside the United States of America), translated by a sworn public translator;

p. Evidence that Sellers have appointed the United States of America Process Agent as agent for service of process, which appointment shall take the form of a letter, contract or other similar document executed respectively by Sellers and by the United States of America Process Agent, as well as a Process Agent Power of Attorney;

q. HRT Netherlands B.V. shall have delivered an updated extract from the trade register of the Chambers of Commerce for Amsterdam containing its main corporate information; and

r. in addition to the foregoing, Lessee shall also provide Purchaser with the following:

i. Receipt of a proof of payment of debts relating to airport fees and fines in violation of the Brazilian Aeronautical Code (Código Brasileiro de Aeronáutica) with respect to Sellers and the Aircraft; and

ii. Receipt of the Clearing Certificate (Certificado Negativo de Débito—CND) of the Lessee, issued by the Federal Revenue Secretariat of Brazil (Secretaria da Receita Federal do Brasil – RFB).

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4.3 Purchaser’s Closing Deliveries. Upon satisfaction of the conditions set forth in Section 4.2 hereof, Purchaser shall:

a. Pay the Purchase Price, in accordance with Section 2.3 hereof and the allocation set forth in Exhibit A, by wire transfer in immediately available funds to the following bank accounts designated by Sellers:

HRT O&G Exploração e Produção de Petroleo Ltda.

CNPJ 11.058.804/0001-68

Banco Itaú (341) Branch (Agência) 0911 Account number (cc) 10778-7

HRT Netherlands B.V.

J.P. Morgan Chase Bank NA - London Branch / Chaseside - Bournemouth - UK - BH77DA

Account number: USD 41035614

IBAN: GB43CHAS60924241035614 - Swift code CHASGB2L - USD

b. Execute and deliver to Sellers the Aircraft Delivery Receipt;

c. Execute and deliver to Sellers the Amended and Restated Leases; and

d. Execute and deliver to Sellers the Assignment Agreement.

4.4 Sellers’ Conditions Precedent. Sellers’ obligation to sell and deliver the Aircraft to Purchaser shall be subject to the satisfaction or waiver by Sellers of each of the following conditions:

a. No default by Purchaser shall have occurred and be continuing hereunder, which default can be reasonably expected to have a material adverse effect on Purchaser’s ability to perform its obligations hereunder;

b. The representations and warranties of Purchaser in this Agreement shall be true and correct as of the Closing (other than those representations and warranties which refer to a specific date which shall be true and correct as of such dates);

c. Purchaser shall have paid, and Sellers shall have received, the Purchase Price in full in accordance with Section 2.3 hereof;

d. Sellers shall have received an insurance and reinsurance certificate from Lessee, naming Sellers as additional insured thereunder;

e. No change shall have occurred after the date of this Agreement under any Applicable Law which would make it illegal for either Purchaser or Sellers to perform any of their respective obligations under this Agreement; provided, that if any such change has occurred, the parties shall use commercially reasonable efforts to restructure the transactions contemplated by such documents so as to avoid the aforementioned illegality; and

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f. Sellers shall be satisfied that no Transfer Taxes shall be payable by Sellers in connection with the transactions contemplated hereby, and Sellers and Purchaser shall have received from Lessee confirmation that each Aircraft is located at its applicable Delivery Location.

4.5 Sellers’ Closing Deliveries. Upon satisfaction of the conditions set forth in Section 4.4 hereof, Sellers shall:

a. Deliver and transfer title, free and clear of any liens, to each Aircraft to Purchaser at the applicable Delivery Location;

b. Execute and deliver the Warranty Bill of Sale to Purchaser;

c. Cause HRT O&G EXP. E PRODUÇÃO DE PETRÓLEO LTDA. to enter into the Amended and Restated Leases, and deliver the Amended and Restated Leases executed by HRT O&G EXP. E PRODUÇÃO DE PETRÓLEO LTDA. to Purchaser;

d. Execute and deliver to Purchaser, and cause Lessee to execute and deliver to Purchaser, the Assignment Agreement;

e. Deliver to Purchaser all documentation in connection with the Aircraft that was in the possession of Sellers, together with copies of the reports delivered by Lessee to Sellers pursuant to the Leases;

f. Deliver to Purchaser any other documents necessary for the transfer of ownership of the Aircraft in accordance with the requirements of the National Civil Aviation Agency (Agência Nacional de Aviação Civil—ANAC) or any other Brazilian Authority; and

g. Deliver any other documents, approvals and consents as Purchaser may reasonably require.

ARTICLE 5: REPRESENTATIONS, WARRANTIES & LIMITATIONS

5.1 Representations and Warranties of Sellers. Sellers hereby represent and warrant as of the date hereof and as of the Closing Date as follows:

a. Sellers possess perpetual existence as legal entities, with several capacity to sue and be sued in their own name, and with full power and legal right to carry on their business as currently conducted and to execute, deliver and perform their obligations arising under this Agreement and the other Sale Documents;

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b. The execution, delivery and performance by Sellers of the Sale Documents have been duly authorized by all necessary action on behalf of Sellers and (i) do not and will not contravene the charter or by-laws of Sellers or any current law, governmental rule, regulation, judgment or order binding on Sellers and (ii) do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which either Seller is a party or by which either Seller or its properties are bound;

c. No action, suit or proceeding to which either Seller is a party is pending or, to the knowledge of either Seller, pending without service of process or threatened before any court, arbitrator or administrative or other governmental body that may restrain, enjoin or question the Sale Documents, the consummation of the transactions contemplated thereby, the performance of obligations or the enjoyment of rights and benefits contemplated therein, or that is otherwise related thereto;

d. Each of this Agreement and, upon the execution and delivery thereof, the other Sale Documents has been duly executed and delivered by Sellers and constitutes the legal, valid and binding obligations of Sellers enforceable against Sellers in accordance with their respective terms;

e. All approvals and consents of Sellers and their respective equityholders that are required in connection with any transaction contemplated by the Sale Documents shall on the Closing Date have been duly obtained, each consent of any Person required to be obtained by Sellers to authorize, or required by Sellers in connection with the execution, delivery or performance by Sellers of the Sale Documents to which it is a party has been obtained and is in full force and effect (or will be obtained and in full force and effect prior to the Delivery Time), there is no default by Sellers in the observance or performance of any of the conditions and restrictions (if any) imposed on or in connection with such consent, and neither the execution, delivery and performance by the Sellers, nor the performance by Sellers of their respective obligations under, the Sale Documents requires the consent, approval, order or authorization of, the giving of notice to, the registration with or the taking of any other action in respect of any governmental body;

f. As of immediately prior to the Closing, each Seller shall be the sole legal and beneficial owner of the Aircraft, as set forth in EXHIBIT A, and the Aircraft shall be owned by Sellers free from any Security Interests (other than Permitted Liens) and any transfer restrictions, and upon execution and delivery of the Warranty Bill of Sale good and marketable title to the Aircraft shall be transferred to Purchaser free from any Security Interests (other than Permitted Liens);

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g. Sellers are not aware of any outstanding claims by Lessee in respect of any maintenance which have not previously been reimbursed by Sellers;

h. To the best of Sellers’ knowledge, there has not occurred any event that would give rise to a tax indemnification obligation of Lessee for which Sellers would have a claim, whether such obligation is imposed upon Lessee in any Lease or in any other document entered into by Lessee in connection with the transactions contemplated by any Lease;

i. There has not occurred any event of loss or any other accident or material physical damage to the Aircraft;

j. At the Closing, all Aircraft shall:

i. comply with the Inspection requirements set forth in EXHIBIT E, in accordance with Article 3; and

ii. be in fully operational and airworthy condition.

5.2 Representations and Warranties of Purchaser. Purchaser hereby warrants as of the date hereof and as of the Closing Date as follows:

a. Purchaser is a corporation organized and existing in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as presently conducted and to perform its obligations under this Agreement, and with the capacity to sue and be sued in its own name, and with full power and legal right to carry on its business as currently conducted and to execute, deliver and perform its obligations arising under the Sale Documents;

b. The execution, delivery and performance by Purchaser of the Sale Documents have been duly authorized by all necessary action on behalf of Purchaser and (i) do not and will not contravene the charter or by-laws of Purchaser or any current law, governmental rule, regulation, judgment or order binding on Purchaser and (ii) do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which Purchaser is a party or by which Purchaser or its properties are bound;

c. No action, suit or proceeding to which Purchaser is a party is pending or, to the knowledge of Purchaser, pending without service of process or threatened before any court, arbitrator or administrative or other governmental body that may restrain, enjoin or question the Sale Documents, the consummation of the transaction, the performance of obligations, or enjoyment of rights and benefits contemplated therein, or that is otherwise related thereto;

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d. Each of this Agreement and, upon the execution and delivery thereof, the other Sale Documents has been duly executed and delivered by Purchaser and constitutes the legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms; and

e. All approvals and consents of the members of Purchaser that are required in connection with any transaction contemplated by the Sale Documents shall on the Closing Date have been duly obtained and each consent of any Person required to be obtained by Purchaser to authorize, or required by Sellers in connection with the execution, delivery or performance by Purchaser of the Sale Documents to which it is a party has been obtained and is in full force and effect (or will be obtained and in full force and effect prior to the Delivery Time), and there is no default by Purchaser in the observance or performance of any of the conditions and restrictions (if any) imposed on or in connection with such consent.

5.3 DISCLAIMER. THE AIRCRAFT ARE BEING SOLD HEREUNDER ON AN “AS IS” “WHERE IS” BASIS, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 5.1 HEREOF AND IN THE WARRANTY BILL OF SALE. SELLERS’ EXPRESS WARRANTIES AND REPRESENTATIONS SET FORTH IN SECTION 5.1 HEREOF AND IN THE WARRANTY BILL OF SALE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER BY SELLERS, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW OR IN EQUITY, WITH RESPECT TO THE CONDITION OF THE AIRCRAFT OR ANY PART THEREOF, AND SELLERS HAVE NOT MADE, AND PURCHASER HEREBY WAIVES, RELEASES AND DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER (OTHER THAN THOSE SET FORTH IN SECTION 5.1 HEREOF AND IN THE WARRANTY BILL OF SALE), WITH RESPECT TO THE CONDITION OF THE AIRCRAFT OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, REPRESENTATIONS AND WARRANTIES AS TO THE AIRWORTHINESS, VALUE, CONDITION, DESIGN, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR USE OF THE AIRCRAFT, AND ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE).

5.4 Waiver of Consequential Damages. None of the parties hereto (or any of their Affiliates or other related persons) shall be liable for, and each party hereto hereby waives and releases, any claims against any other party (or its Affiliates or related persons) for any indirect, special, punitive, incidental or consequential damages, including, but not limited to, lost revenues, lost profit, or loss of prospective economic advantage, resulting from such other party’s performance or failure to perform under the Sale Documents.

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ARTICLE 6: THIRD PARTY WARRANTIES

To the extent that any warranties from manufacturers, service providers, or suppliers are still in effect with respect to the Aircraft (to the extent that such rights are assignable and are not extinguished as a result of this Agreement), such warranties and all rights thereunder shall without further action be irrevocably assigned to Purchaser effective as of Closing. Sellers further agree to enforce on Purchaser’s behalf such warranties that are not, by their terms, assignable by Sellers.

ARTICLE 7: SALES AND OTHER TAXES

Each of Sellers and Purchaser shall cooperate and use reasonable efforts to avoid or minimize any and all sales, stamp, use, transfer, value-added, gross receipts or other similar taxes or duties imposed on the assignment and sale of the Aircraft to Purchaser by Sellers or otherwise imposed on the transactions contemplated hereby (for the avoidance of doubt, “any similar taxes or duties” shall not include any corporation, franchise and other similar taxes or any tax imposed in its respective jurisdiction of residence with respect to, or measured by, income or gain) (such taxes and duties, the “Transfer Taxes”). In the event that the Closing occurs, neither the Sellers nor Purchaser shall indemnify the other for any such Transfer Taxes and each party shall be solely responsible for the payment of any such Transfer Taxes imposed on it in connection with the transactions contemplated hereby.

ARTICLE 8: INDEMNITEES

8.1 Sellers’ Indemnity

a. Indemnification. Each Seller hereby covenants and agrees that, upon Purchaser’s demand, it will pay and assume liability for, and indemnify, protect, defend, save and keep harmless each Purchaser Indemnitee, on an after-tax basis, from and against any and all liabilities, taxes, fees, duties, charges, withholdings, obligations, losses, damages, settlements, claims, actions, suits, penalties, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of whatsoever kind and nature (“Losses”) which may at any time or from time to time be imposed upon, incurred by or asserted against any Purchaser Indemnitee in any way relating to, resulting from or arising out of (i) the Aircraft to the extent attributable to the period prior to the Closing, except to the extent that (a) any such Losses resulted from the gross negligence or willful misconduct of any Purchaser Indemnitee, (b) any such Losses are the ordinary or usual operating or overhead expenses of any Purchaser Indemnitee, (c) a Person other than Seller has agreed to be liable for such Losses pursuant to any provision of this Agreement, (d) the Lessee has agreed to be liable for such Losses pursuant to any provision of any Lease, or (e) a Purchaser Indemnitee has received payment in respect of such Losses from any insurances obtained for the benefit of such person; (ii) any inaccuracy or breach of any representation or warranty made by Seller under this Agreement or any Sale Document, or (iii) any failure by Seller to have observed or performed any of its obligations under or in connection with (A) this Agreement or any Sale Document or (B) the Sale Documents in respect of or to the extent attributable to the period prior to the Closing Date.

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b. Limitation on Liability. To the fullest extent permitted by law, and notwithstanding any other provision of this Agreement, the total liability, in the aggregate, of each Seller and each Seller´s officers, directors, partners, employees and consultants, and any of them, to Purchaser and anyone claiming by or through Purchaser, for any and all claims, losses, costs or damages, including reasonable attorneys’ fees and costs and expert-witness fees and costs of any nature whatsoever or claims expenses resulting from or in any way related to this Agreement from any cause or causes, whether there has been negligence involved or not, shall not exceed the equivalent of fifty percent (50%) of the total Purchase Price. It is intended that this limitation applies to any and all liabilities or causes of action however alleged or arising, unless otherwise prohibited by law.

8.2 Purchaser’s Indemnity. Purchaser hereby covenants and agrees upon demand of Sellers to pay and assume liability for, and indemnify, protect, defend, save and keep harmless, each Sellers’ Indemnitee, on an after-tax basis, from and against any and all Losses which may at any time or from time to time be imposed upon, incurred by or asserted against any Sellers’ Indemnitee in any way relating to, resulting from or arising out of (i) the Aircraft to the extent attributable to the period from and after the Closing Date, except to the extent that (a) any such Losses resulted from the gross negligence or willful misconduct of any Sellers’ Indemnitee, (b) any such Losses are the ordinary or usual operating or overhead expenses of any Sellers’ Indemnitee, (c) a Person other than Purchaser has agreed to be liable for such Losses pursuant to any provision of this Agreement, (d) the Lessee has agreed to be liable for such Losses pursuant to any provision of any Lease, or (e) Sellers’ Indemnitee has received payment in respect of such Losses from any insurances obtained for the benefit of such person; (ii) any inaccuracy or breach of any representation or warranty made by Purchaser under this Agreement or any other agreement related to this transaction to which Purchaser is a party; or (iii) any failure by Purchaser to have observed or performed any of its obligations under or in connection with (A) this Agreement or any Sale Document or (B) the Sale Documents in respect of or to the extent attributable to the period from and after the Closing Date.

ARTICLE 9: NOTICES

All communications and notices hereunder shall be in writing and shall be deemed made (i) when delivered by hand, or (ii) when actually delivered after being sent by recognized national or international overnight courier or as of the date on which receipt of such communication or notice is refused or the courier advises that such communication or notice is not deliverable at the address set forth below, or (iii) when transmitted by means of facsimile or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type and followed promptly with the original thereof), provided that any such communication sent after 5:30 p.m. local time on a Business Day at the place of

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receipt shall be deemed to have been received on the next succeeding Business Day, in each case at the address set forth below (or at such other address as a party shall notify to the other party in the foregoing manner):

If to Purchaser:

Fax: 503-473-8540

Tel: 503-505-5800

Email: erizzuti@ericksonaircrane.com

Address: Erickson Air-Crane Incorporated

     5550 SW Macadam Avenue, Suite 200

     Portland, Oregon 97239

Attention: Edward Rizzuti, Vice President, General Counsel & Corporate Secretary

If to Sellers:

HRT NETHERLANDS B.V.

Fax: + 55 21 2105 9700

Tel: + 55 21 2105 9713

Email: milton@hrt.com.br

Address: Av. Atlântica, 1130, 10 andar – parte, Rio de Janeiro, RJ, CEP 22021-000

Attention: Mr. Milton Romeu Franke

With copy to:

Telephone: + 55 21 2105 9700

Facsimile: + 55 21 2105 9713

Email: rdourado@hrt.com.br

Address: Avenida Atlântica, 1130, 10o andar – parte, Rio de Janeiro, RJ, CEP 22021-000

Attention: Mr. Ricardo Bottas Dourado dos Santos

HRT O&G EXP. E PRODUÇÃO DE PETRÓLEO LTDA.

Telephone: + 55 21 2105 9700

Facsimile: + 55 21 2105 9713

Email: nilo@hrt.com.br

Address: Avenida Atlântica, 1130, 10o andar – parte, Rio de Janeiro, RJ, CEP 22021-000

Attention: Mr. Nilo Chagas de Azambuja Filho

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With copy to:

Telephone: + 55 21 2105 9700

Facsimile: + 55 21 2105 9713

Email: rdourado@hrt.com.br

Address: Avenida Atlântica, 1130, 10o andar – parte, Rio de Janeiro, RJ, CEP 22021-000

Attention: Mr. Ricardo Bottas Dourado dos Santos

HRT PARTICIPAÇÕES EM PETRÓLEO S.A.

Fax: + 55 21 2105 9700

Tel: + 55 21 2105 9713

Email: milton@hrt.com.br

Address: Av. Atlântica, 1130, 10 andar – parte, Rio de Janeiro, RJ, CEP 22021-000

Attention to: Mr. Milton Romeu Franke

With copy to:

Telephone: + 55 21 2105 9700

Facsimile: + 55 21 2105 9713

Email: rdourado@hrt.com.br

Address: Avenida Atlântica, 1130, 10o andar – parte, Rio de Janeiro, RJ, CEP 22021-000

Attention: Mr. Ricardo Bottas Dourado dos Santos

ARTICLE 10: INSURANCE

10.1 Minimum Coverages. If the Aircraft is not on lease to Lessee at any time during the two (2) years succeeding the Closing Date, Purchaser shall, at its sole expense, maintain or cause any subsequent lessee or their successors to maintain, with a reputable insurer in a leading insurance market aircraft third-party legal liability insurance in an amount not less than fifty million US Dollars (US$ 50,000,000) covering the Sellers’ Indemnitees as additional insureds to the same extent that Purchaser is covered on such policies.

10.2 Contents of Policies. All insurance coverage under Article 10.1 hereof shall be endorsed in accordance with then standard market terms (currently AVN 67B): (i) to name all Sellers’ Indemnitees as additional insureds thereunder; (ii) to expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; (iii) to expressly provide that, in respect of the respective interests of each additional insured in such policies, the insurance shall not be invalidated by any action or inaction of any Purchaser Indemnitee or any other third party and shall insure the respective interests of the additional insured, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by any Purchaser Indemnitee or any other third party; (iv) to expressly provide that such insurance shall be primary without any right of contribution from any other insurance which is carried by any additional insured; and

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(v) to expressly waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect to any policies, endorsements or coverage described herein and which relate to any liability of any additional insured (other than for premium in respect of the Aircraft).

ARTICLE 11: POST-CLOSING COMMITMENTS

11.1 Cooperation. The parties will accommodate reasonable requests for additional documentation to facilitate the transactions contemplated hereby. Each party shall execute all documents and do all other things that may be reasonably requested by the other party in order to fully and adequately document the transactions contemplated hereby, whether prior to, in connection with, or subsequent to Closing.

11.2 Right of First Refusal. At any time prior to the twelve (12) month anniversary of the Closing Date, if Sellers desire to accept an offer (an “Offer”) from a Person that is not an Affiliate of Purchaser (the “Third Party Purchaser”) to purchase any or all aircraft to which Sellers have legal and beneficial ownership and that are not part of this Agreement (the “Subject Aircraft”), Sellers shall, in accordance with the following procedures, terms and conditions, first offer to sell the Subject Aircraft to Purchaser (or one or more of Purchaser’s designees) for consideration and on terms no more favorable to Sellers than those which would apply if Sellers accepted the Offer and in accordance with the provisions of this Section 11.2:

a. Sellers shall deliver to Purchaser a written notice (the “Offer Notice”), which shall include a summary of the material terms and conditions of the Offer, including the proposed purchase price to be paid by the Third Party Purchaser. The Offer Notice shall constitute Sellers’ offer to sell the Subject Aircraft to Purchaser at the gross purchase price (which, for the avoidance of doubt, shall be inclusive of any broker’s fees payable by Seller in connection therewith) and on the other terms set forth in the Offer Notice and shall be irrevocable until the end of the Notice Period (as defined below).

b. Upon receipt of the Offer Notice, Purchaser shall have 72hours (the “Notice Period”) to elect to purchase the Subject Aircraft by delivering a written notice of acceptance (an “Acceptance Notice”) to Sellers. In the event that Purchaser delivers an Acceptance Notice, Sellers and Purchaser shall take such action as may be necessary to enter into a definitive agreement, which will include the terms of the offer included in the Offer Notice, within 20 calendar days of receipt of the Acceptance Notice.

c. If Purchaser decides not to accept the offer in the Offer Notice, Purchaser will be required to provide a written notice of refusal (a “Refusal Notice”) to Sellers to such effect within the Notice Period. If Purchaser does not deliver an Acceptance Notice or a Refusal Notice during the Notice Period, Purchaser shall be deemed to have waived all of its rights to purchase the Subject Aircraft under this Section 11.2 and be deemed to have provided a Refusal Notice.

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d. For a period of 180 calendar days following the receipt (or deemed receipt) of a Refusal Notice, Sellers may consummate the sale of the Subject Aircraft to the Third Party Purchaser on the terms set forth in the Offer. If Sellers do not sell the Subject Aircraft to the Third Party Purchaser within such 180 calendar day period, the rights provided hereunder shall be deemed to be revived and the Subject Aircraft shall not be sold to any third party purchaser unless Sellers send a new Offer Notice in accordance with, and otherwise comply with, this Section 11.2.

e. Sellers and Purchaser shall take all actions as may be reasonably necessary to consummate the sale of any Subject Aircraft contemplated by this Section 11.2, including entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

f. In the event that Purchaser delivers an Acceptance Notice to Sellers and subsequently revokes such Acceptance Notice or fails to use commercially reasonable efforts to consummate the purchase of the Subject Aircraft within 20 calendar days of delivery of the Acceptance Notice, and, following the failure by Purchaser and Sellers to consummate such sale as a result of Purchaser’s fault, the Third Party Purchaser is no longer willing to purchase the applicable Subject Aircraft on the terms set forth in the Offer applicable to such Acceptance Notice, Purchaser shall be required to pay Sellers a penalty equal to 10% of the purchase price set forth in the Offer plus the amount of any broker’s commission as set forth in the Offer Notice in connection with the proposed but unconsummated sale of such Subject Aircraft to the Applicable Third Party Purchaser pursuant to the Offer.

ARTICLE 12: MISCELLANEOUS

12.1 Time is of the Essence. Unless stated expressly to the contrary herein, time shall be of the essence for all events contemplated hereunder.

12.2 Confidentiality. From the date hereof and for a period of three (3) years, each party hereto agrees that it will treat this Agreement and the Purchase Price as privileged and confidential and will not, without the prior written consent of the other, disclose this Agreement and the Purchase Price to any third party, except for disclosure to its lenders or other funding sources, attorneys, auditors or its successors or permitted assigns and as may be required by Applicable Law or as may be necessary to effect the transactions contemplated hereby, in which case the party so disclosing shall use good faith efforts to limit disclosure to such third parties on a need-to know

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basis. In connection with any such disclosure the party making such disclosure shall request and use its best efforts to obtain confidential treatment of such information. Nothing in this Section 12.2 shall prohibit the Purchaser from sharing the terms and conditions of any Sale Document with transaction details with potential financing sources or from sharing the Aircraft technical information (but, for the avoidance of doubt solely the Aircraft technical information) with any third party; provided that such potential financing sources agree to maintain the confidentiality of this Agreement and the Purchase Price to the same extent provided for in this Section 12.2. Each party hereto further agrees that it will not publicly announce the sale of the Aircraft or the terms of this transaction.

12.3 Binding Effect. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns.

12.4 Transaction Costs and Expenses. Whether or not the transactions contemplated hereby are consummated, each of Sellers and Purchaser shall bear and be responsible for its own costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of the Sale Documents, and any other agreements, documents and instruments relating hereto, and neither Sellers nor Purchaser shall have any right of reimbursement or indemnity for such costs and expenses as against each other. Notwithstanding the foregoing, however, Purchaser shall be responsible for (a) all costs and expenses relating to the registration of the Aircraft and any other changes to the registry maintained by the Aviation Authority, and (b) all costs and expenses of Lessee in connection with the entering into of the Assignment Agreement and all actions required of the Lessee thereunder.

12.5 Entire Agreement. This Agreement constitutes, on and as of the date hereof, the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties hereto with respect to the subject matter hereof are hereby superseded in their entirety.

12.6 Amendments. No provision of any Sale Document may be amended, changed, waived or discharged orally, but only by an instrument in writing specifying the provision intended to be amended, changed, waived or discharged and signed by the party against whom enforcement of such amendment, change, waiver or discharge is sought and no provision of any Sale Document shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the party against whom enforcement of such agreement is sought.

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12.7 Assignment. Except as otherwise provided herein, neither party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party; provided, however, that (a) Purchaser may assign its rights and delegate its obligations under the Sale Documents to any Affiliate of Purchaser (or any trust of which any of them is a beneficiary) and (b) Sellers may assign their rights (but not their obligations) under the Sale Documents to any of their Affiliates.

12.8 Headings and References. The division of this Agreement into Articles and Sections, and the insertion of headings, are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

12.9 Counterparts. This Agreement may be executed in any number of separate counterparts by each of the parties hereto, all such counterparts together constituting but one and the same instrument. Copies of this Agreement and the documents to be delivered hereunder, if transmitted by facsimile, shall be deemed to be and treated the same as executed originals; provided that the original of any document delivered by facsimile transmission shall, upon request, also be delivered by mail or private delivery service.

12.10 Non-Waiver. Any failure at any time of either party to enforce any provision of any Sale Document shall not constitute a waiver of such provision or prejudice the right of such party to enforce such provision at any subsequent time.

12.11 Survival of Representations and Warranties. The representations and warranties herein of each party hereto shall survive the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement.

12.12 Appointment of Agent for Service of Process. For the purpose of any suit, action, proceeding or settlement of dispute in any court located in the United States of America, Sellers hereby designate the United States of America Process Agent as its agent to accept service of process in respect of any such suit, action, proceeding or settlement of dispute, which appointment shall take the form of a letter, contract or other similar document executed respectively by Sellers and by the United States of America Process Agent, as well as a Process Agent Power of Attorney. Sellers shall at all times maintain a valid agent for service of process in the United States of America, shall provide evidence on request of the continued effectiveness of such appointment and shall notify

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Purchaser of any changes in the name and address of such agent. Sellers agrees to pay in advance to the agent such compensation as shall be agreed upon for such services for the period extending not less than 6 months after the scheduled expiration of the Term. Nothing herein shall limit the right of Purchaser to deliver service of process in any other manner permitted by law.

12.13 Attorneys’ Fees. In any suit or other proceeding which may be instituted by Sellers or Purchaser pertaining to any Sale Document, the party ultimately prevailing, in addition to any other relief that may be awarded, shall be entitled to its costs, expenses and reasonable attorneys’ fees incurred in such proceeding.

12.14 Invalid Provisions. If any provision of any Sale Document is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.

12.15 Currency. All prices, amounts and payments referred to herein shall be in United States Dollars.

12.16 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

12.17 Consent to Arbitration.

a. All disputes with respect to or relating to this Agreement, any provision hereof or the breach, performance, enforcement, validity or invalidity hereof shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) by three (3) arbitrators appointed in accordance with the said Rules in effect at the time of arbitration.

b. The seat of arbitration shall be Miami in the State of Florida where the arbitration award shall be rendered.

c. The language used in the arbitration shall be English.

d. The arbitral tribunal shall have the authority to award any remedy or relief in accordance with the terms of this Agreement and the laws of the State of New York, including, without limitation, provisional or permanent injunctive relief and specific performance of any obligation created hereunder, except that the arbitral tribunal shall not be empowered to award consequential, punitive, multiple or exemplary damages, and the parties hereby waive any right to such damages.

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e. The award shall be final and binding upon the parties, and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the arbitral tribunal. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. For the purpose of the enforcement of an award, the parties irrevocably and unconditionally submit to the jurisdiction of a competent court in any jurisdiction in which a party may have assets. This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

f. The losing party or parties shall bear the costs of the arbitration, which shall include the fees and expenses of the arbitrators and the ICC administrative expenses, as well as the fees and expenses of any experts appointed by the arbitral tribunal and the legal and any other costs incurred by the parties for the arbitration.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties sign this Aircraft Purchase Agreement in four (4) original copies of similar form and content, for one single effect, in the presence of the two (2) undersigned witnesses.

PURCHASER:

ERICKSON AIR-CRANE INCORPORATED

By:	/s/ João Claudio de Luca Junior
Print:	João Claudio de Luca Junior
Title:	Attorney-in-fact

By:	/s/ Ana Luisa Castro Cunha Derenusson
Print:	Ana Luisa Castro Cunha Derenusson
Title:	Attorney-in-fact

SELLERS:

HRT NETHERLANDS B.V.

By:	/s/ Milton Romeu Franke
Print:	Milton Romeu Franke
Title:	Chief Executive Officer

By:	/s/ Ricardo Bottas Dourado dos Santos
Print:	Ricardo Bottas Dourado dos Santos
Title:	Chief Finance Officer

HRT O&G EXP.E PRODUÇÃO DE PETRÓLEO LTDA.

By:	/s/ Nilo Chagas de Azambuja Filho
Print:	Nilo Chagas de Azambuja Filho
Title:	Chief Executive Officer

By:	/s/ Ricardo Bottas Dourado dos Santos
Print:	Ricardo Bottas Dourado dos Santos
Title:	Chief Finance Officer

INTERVENING CONSENTING PARTY:

HRT PARTICIPAÇÕES EM PETRÓLEO S.A.

By:	/s/ Milton Romeu Franke
Print:	Milton Romeu Franke
Title:	Chief Executive Officer

By:	/s/ Ricardo Bottas Dourado dos Santos
Print:	Ricardo Bottas Dourado dos Santos
Title:	Chief Finance Officer

GUARANTOR:

EAC DO BRASIL PARTICIPAÇÕES LTDA.

By:	/s/ João Claudio de Luca Junior
Print:	João Claudio de Luca Junior
Title:	Manager

By:	/s/ Ana Luisa Castro Cunha Derenusson
Print:	Ana Luisa Castro Cunha Derenusson
Title:	Manager

WITNESSES:

1.	/s/ Sandra Silva Callado	2.	/s/ Deise Montero
Name: Sandra Silva Callado		Name: Deise Montero
ID:		ID:

EXHIBIT A

The aircraft described below and the related aircraft documentation, all as more fully defined as the “Aircraft”.

OWNER	MODEL	MANUFACTURER	REGISTRATION	SERIAL #	YEAR	PURCHASE PRICE ALLOCATION
1 - HRT Netherlands B.V.	Bel 212	Bell Helicopters	PR-HRK	35064	1993	$3,000,000
2 - HRT Netherlands B.V.	Bel 212	Bell Helicopters	PR-HRW	30730	1975	$3,000,000
3 - HRT Netherlands B.V.	S61N	Sikorsky	PR-HRH	61818	1979	$5,000,000
4 - HRT Netherlands B.V.	S61N	Sikorsky	PR-HRS	61488	1971	$5,000,000
5 - HRT O&G Exp. E Produção de Petróleo Ltda.	AS350 B2	Helibrás	PR-HDR	3576	2002	$2,000,000
6 - HRT O&G Exp.E Produção de Petróleo Ltda.	AS350 B2	Helibrás	PP-MJG	3620	2003	$2,000,000

EXHIBIT B

The following terms shall have the following respective meanings for all purposes of this Agreement:

“Acceptance Notice” has the meaning set forth in Section 11.2(d).

“Adjusted Payment” has the meaning set forth in Section 2.4(b).

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by, or under common control with such Person. The terms “control,” “controlling,” and “controlled by” as used in the preceding sentence mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of twenty percent (20%) or more of the voting securities of such Person, by contract or otherwise.

“Agreement” means this Aircraft Purchase Agreement.

“Aircraft”means the six (6) aircraft described in EXHIBIT A.

“Aircraft Delivery Receipt” means the Aircraft Delivery Receipt substantially in the form attached hereto as EXHIBIT C.

“Aircraft Documents” means the manuals and technical records required to be kept by the operator of the Aircraft.

“Air Amazonia” has the meaning set forth in Section 2.3(b)(i).

“Amended and Restated Leases” means each of the Aircraft Operating Lease Agreements by and between Purchaser and Lessee, substantially in the form attached hereto as Exhibit G.

“Applicable Law” means that this Agreement shall be governed and construed in accordance with the laws of the State of New York, United States of America, together with all applicable laws, treaties, international agreements, decisions and orders of any court, arbitration or governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority.

“Assignment Agreement” means that certain Lease Assignment and Assumption Agreement among Purchaser, Sellers, and Lessee, substantially in the form attached hereto as Exhibit H; provided, that prior to Closing, Purchaser shall provide to Sellers the Aircraft applicable thereto.

“Aviation Authority” means the National Civil Aviation Agency of Brazil (ANAC) (and any successor thereof).

“Closing” means the purchase by Purchaser of the Aircraft from Sellers as contemplated in the Agreement.

“Closing Date” means the date on which all of the actions described in Section 4 shall have been taken, which shall be on or before the Outside Closing Date. Purchaser shall give Sellers sufficient prior notice in advance of the intended “Closing Date”.

“Delivery Location” means Manaus (AM), Brazil, or such other location as the Parties may mutually agree.

“Delivery Time” means the time stated in the Aircraft Delivery Receipt.

“Dollar” or “USD” means the lawful currency of the United States of America.

“Estimated Loss Amount” means the aggregate amount determined from time to time in good faith by Purchaser to be due and owing to Purchaser or any of its Affiliates from Sellers or any of their respective Affiliates in respect of any Losses incurred by Purchaser or any of its Affiliates that, in the good faith determination of Purchaser, are related to, resulted from or arose out of a breach by either Seller or Affiliate thereof of any representation, warranty, covenant or other agreement contained in the Transaction Documents and for which Purchaser has delivered a claim notice to the applicable Seller or Affiliate thereof pursuant to the terms of the applicable Transaction Document.

“FAA” means Federal Aviation Administration.

“Final Inspection” has the meaning set forth in Section 3.2 hereof.

“Initial Inspection” has the meaning set forth in Section 3.1 hereof.

“Inspection Completion Date” means July 17, 2013.

“Installment Payment” has the meaning set forth in Section 2.4.

“Intervening Consenting Party” or “HRT” has the meaning specified in the Preamble.

“Leases” means each of the following leases with respect to the Aircraft as amended and in effect as of the date hereof: (i) Aircraft Operating Lease Agreement with respect to one S61N Sikorsky aircraft, serial number 61818, bearing Brazilian registration marks PR-HRH, dated November 28, 2011, as amended from time to time; (ii) Aircraft Operating Lease Agreement with respect to one Bell 212 Bell Helicopters aircraft, serial number 35064, bearing Brazilian registration marks PR-HRK, dated February 2, 2012, as amended from time to time; (iii) Aircraft Operating Lease Agreement with respect to one Bell 212 Bell Helicopters aircraft, serial number 30730, bearing Brazilian registration marks PR-HRW, dated May 18, 2011, as amended from time to time; and (iv) Aircraft Operating Lease Agreement with respect to one S61N Sikorsky aircraft, serial number 61488, bearing Brazilian registration marks PR-HRS, dated January 10, 2011, as amended from time to time.

“Lessee” means HRT O&G EXP. E PRODUÇÃO DE PETRÓLEO LTDA.

“Losses” has the meaning set forth in Section 8.1(a).

“Notice Period” has the meaning set forth in Section 11.2(d).

“Offer” has the meaning set forth in Section 11.2.

“Offer Notice” has the meaning set forth in Section 11.2(a).

“Outside Closing Date” means October 17, 2013, or such later date as shall be mutually agreed to by Purchaser and Sellers.

“Overdue Amount” has the meaning set forth in Section 2.3(c).

“Payment Difference” has the meaning specified in Section 2.4(c).

“Permitted Liens” has the meaning set forth in the Lease.

“Person” means any individual, corporation, government, partnership, company, group, authority, association or other entity.

“Process Agent Power of Attorney” shall mean, with respect to Sellers, a process agent power of attorney issued by Sellers in favor of the United States of America Process Agent substantially in the form of EXHIBIT F to the Agreement.

“Purchase Price” has the meaning set forth in Section 2.2 hereof.

“Purchaser” has the meaning set forth in the preamble.

“Purchaser Indemnitees” means Purchaser and its equityholders, directors, officers and other Affiliates.

“Quota Purchase Agreement” means that certain Quota Purchase Agreement entered into by and between EAC DO BRASIL PARTICIPAÇÕES LTDA., AIR AMAZONIA SERVIÇOS AERONÁUTICOS LTDA., ERICKSON AIR-CRANE INCORPORATED and HRT PARTICIPAÇÕES EM PETRÓLEO S.A., dated as of July 19, 2013.

“Refusal Notice” has the meaning set forth in Section 11.2(e).

“Sale Documents” means this Agreement, the Assignment Agreement, the Amended and Restated Lease, the Warranty Bill of Sale and the Aircraft Delivery Receipt.

“Security Interest” means any mortgage, charge, lien, pledge, encumbrance, hypothecation, lease, sublease, security interest, judgment, writ, order or right of possession of any kind whatsoever.

“Sellers” has the meaning set forth in the preamble.

“Sellers Indemnitees” means each Seller and its respective equityholders, directors, officers and other Affiliates.

“Subject Aircraft” has the meaning set forth in Section 11.2.

“Third Party Purchaser” has the meaning set forth in Section 11.2

“Title Insurance Policy” means that certain insurance policy in a form reasonably acceptable to Purchaser guaranteeing the title of the Aircraft against any liens of record with the FAA registry in the United States and the Aviation Authority in Brazil which is purchased at the cost and expense of Sellers.

“Transfer Taxes” has the meaning specified in Article 7.

“Transaction Documents” means the Sale Documents, the Quota Purchase Agreement, the “Aerial Services Agreement” (as defined in the Quota Purchase Agreement), the “Maintenance and Other Services Agreement” (as defined in the Quota Purchase Agreement)and all appendices, amendments or modifications hereto or thereto from time to time.

“United States of America Process Agent” shall mean a process agent satisfactory to Purchaser.

“Warranty Bill of Sale” means the warranty bill of sale for the Aircraft, in the form of EXHIBIT D hereto.

EXHIBIT C

AIRCRAFT DELIVERY RECEIPT

([•])

As of this [•] day of [•], 2013, ERICKSON AIR-CRANE INCORPORATED (the “Purchaser”), accepts delivery at [•], in [•], of the aircraft described below pursuant to the terms of that certain Aircraft Purchase Agreement dated as of the [•] day of [•] 2013 (the “Agreement”) among Purchaser, and [HRT NETHERLANDS B.V. or HRT O&G EXP. E PRODUÇÃO DE PETRÓLEO LTDA.] (the “Seller”):

That certain [•] aircraft bearing manufacturer’s serial number [•] and Brazilian Registration Mark [•], together with [•] engines bearing manufacturer’s serial numbers [•] and [•] and otherwise as defined as the “Aircraft” in the Agreement.

Purchaser has inspected the Aircraft, and Purchaser hereby unconditionally and irrevocably acknowledges and agrees (i) that Purchaser is satisfied with the condition of the Aircraft, (ii) that Seller has satisfied, or Purchaser has waived, each of the conditions precedent under Section 4.1 of the Agreement, and (iii) that the Aircraft is accepted on the terms set forth in the Agreement.

PURCHASER:

ERICKSON AIR-CRANE INCORPORATED

By:
Print:
Title:

EXHIBIT D

WARRANTY BILL OF SALE

([•])

                    , 2013

The undersigned, [HRT NETHERLANDS B.V. or HRT O&G EXP. E PRODUÇÃO DE PETRÓLEO LTDA.], a [•] limited liability company, (the “Seller”) is the owner of and has full title to the [•] Aircraft bearing manufacturer serial number [•], Brazilian Registration Mark [•], and equipped with [•] engines bearing manufacturer serial numbers [•] and [•], together with the aircraft documents relating thereto.

Seller and ERICKSON AIR-CRANE INCORPORATED (the “Purchaser”), have entered into that certain Aircraft Purchase Agreement dated as of [•] [•], 2013 (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Agreement.

For and in consideration of good and valuable consideration, the sufficiency of which is hereby acknowledged, Seller does hereby grant, convey, transfer, bargain, sell and deliver all of its right, title and interest in and to the Aircraft unto Purchaser and to Purchaser’s successors and assigns forever.

Seller hereby warrants to Purchaser, its successors and assigns, that on the date hereof, Seller does hereby sell, convey, transfer and assign to Purchaser, good and marketable title to the Aircraft free and clear of any Security Interest (other than Permitted Liens), and Seller agrees that it will defend forever such title so conveyed against all claims and demands whatsoever.

This Warranty Bill of Sale ([•]) shall be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance.

IN WITNESS WHEREOF, the undersigned has caused this Warranty Bill of Sale ([•]) to be duly executed and delivered as of the date first written above.

[HRT NETHERLANDS B.V. or HRT O&G EXP. E PRODUÇÃO DE PETRÓLEO LTDA.]

By:
Print:
Title:

Accepted by ERICKSON AIR-CRANE INCORPORATED

By:
Print:
Title:

WITNESSES:

1._______________________	2._______________________
Name:	Name:
ID:	ID:

EXHIBIT E

INSPECTION REQUIREMENTS

Date of Inspection

Aircraft Total Time

1.	Validate:

a.	Data Plate: Model Date of Manufacturer

Manufacturer Serial Number                     Date of Issue

b.	Airworthiness Certificate: Nationality and Registration Number

Issue Date                      Country

c.	All major components in section 2 (b-k) against what is currently on the aircraft.

Completed☐All items accounted for: YES ☐ NO ☐ If no, document missing items

2.	Inspect:

a.	Flight controls for condition and security.☐

b.	Engine 1—P/N S/N

c.	Engine 2—P/N S/N

Data Plates Installed ☐

d.	Hydraulic components for condition and leakage.

•	Aux. servo☐ P/N S/N

•	Primary servos ☐P/N S/N

P/N                     S/N

P/N                    S/N

•	Tail rotor servo ☐P/N S/N

e.	Main rotor head for condition, security, and leakage. ☐

•	P/N S/N

f.	Tail rotor head for condition, security, and leakage. ☐

•	P/N S/N

g.	Main gearbox for condition, security, and leakage. ☐

•	P/N S/N

h.	Intermediate gearbox for condition, security, and leakage. ☐

•	P/N S/N

i.	Tail gearbox for condition, security, and leakage. ☐

•	P/N S/N

j.	Main rotor blades for condition. ☐

•	P/N S/N
•	P/N S/N
•	P/N S/N
•	P/N S/N
•	P/N S/N

k.	Tail rotor blades for condition. ☐

•	P/N S/N
•	P/N S/N
•	P/N S/N
•	P/N S/N
•	P/N S/N

COMMENTS:

This aircraft has been inspected and was found to satisfy ☐ not satisfy ☐the requirements of the aircraft to be currently in fully operational and airworthy condition.

Name:	Erickson Air-Crane Incorporated
Signature:	Date:

EXHIBIT F

FORM OF PROCESS AGENT POWER OF ATTORNEY

POWER OF ATTORNEY

By this Power of Attorney, [SELLERS]

IRREVOCABLY APPOINTS,

[                    ]

as such Grantor’s Attorney-in-Fact singly and independently authorized to act on behalf of Grantor for the purpose of representing Grantor before any general forum vested with ad juditia powers and specially to receive summonses, notices either judicial or extrajudicial, interpellations, service of any and all legal process and any other legal summons with respect to any action, suit or proceeding brought in any courts located in the United States of America, in connection with (a) the Aircraft Purchase Agreement dated as of [the date hereof] (the “Agreement”), between Grantor and ERICKSON AIR-CRANE INCORPORATED, and (b) all other documents, instruments, and guarantees executed or issued in connection with the Agreement, in each case as any of the foregoing may be amended or otherwise modified, extended or replaced from time to time, the Attorney-in-Fact being authorized to execute any documents and perform all acts necessary, useful and/or convenient for the full compliance of this Power of Attorney, which is irrevocably granted in accordance with the provisions of Article 684 of the Brazilian Civil Code. Grantor represents, warrants and covenants that this Power of Attorney constitutes a valid, legal and binding obligation of Grantor, enforceable against Grantor in accordance with its terms.

This Power of Attorney shall expire once all of the payment and performance obligations under the Agreement and the other documents shall have been complied with in full.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney in the City of                     , State of                     , United States of America, as of                     , 2013.

[SELLERS]

By:
Name:
Title:

Witnesses:

1.______________________________	2.______________________________
Name:	Name:
ID:	ID:

Exhibit G to the Aircraft Purchase Agreement

DATED AS OF [*], 2013.

ERICKSON AIR-CRANE INCORPORATED

- and -

HRT O&G EXPLORAÇÃO E PRODUÇÃO DE PETRÓLEO LTDA.

AMENDED AND RESTATED1

AIRCRAFT OPERATING LEASE AGREEMENT

- relating to -

one Bell 212 Helicopter

Manufacturer’s Serial Number 30524

To the extent, if any, that this Amended and Restated Aircraft Operating Lease Agreement constitutes Chattel Paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Amended and Restated Aircraft Operating Lease Agreement may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by ERICKSON AIR-CRANE INCORPORATED on the signature page hereof.

[1]	NOTE TO DRAFT: Delete all references to “amended and restated” for two AS350s mobilizing from Alaska.

Exhibit G to the Aircraft Purchase Agreement

INDEX

Article 1	Definitions

Article 2	Agreement to Lease

Article 3	Term, Delivery, Acceptance

Article 4	Registration and Title

Article 5	Certificates, Licenses, Operations and Maintenance

Article 6	Charges and Method of Payment

Article 7	Reserved

Article 8	Liens

Article 9	Indemnification

Article 10	Insurance

Article 11	Assignment and Subleasing

Article 12	Representations and Warranties

Article 13	Covenants

Article 14	Default By Lessee

Article 15	Extension of Term and Return of Aircraft

Article 16	Casualty Occurrences

Article 17	Miscellaneous

SCHEDULES

Schedule 1	Certificate of Acceptance

Schedule 2	Power of Attorney

Schedule 3	Insurance Certificates

Schedule 4	IDERA—Irrevocable Deregistration and Export Request Authorization

Exhibit G to the Aircraft Purchase Agreement

THIS AMENDED AND RESTATED AIRCRAFT OPERATING LEASE AGREEMENT is made as of the [*] day of [*], 2013, between ERICKSON AIR-CRANE INCORPORATED, a Delaware Corporation, located at 5550 SW Macadam Avenue, Suite 200, Portland, Oregon 97239, United States of America (hereinafter referred to as the “LESSOR” or “ERICKSON”) and HRT O&G Exploração e Produção de Petróleo Ltda., a Brazilian Limited Liability Company located at Avenida Atlântica, nº 1130, 7º, 8º and 10º andar, Copacabana, in the city of Rio de Janeiro, State of Rio de Janeiro, CEP 22420-000, Brazil, registered as taxpayer with the Ministry of Finance under CNPJ/MF No. 10.629.105/0001-68 (hereinafter referred to as the “LESSEE”).

WHEREAS:

(A)	HRT NETHERLANDS B.V. (“Previous Lessor”) entered into an Aircraft Operating Lease Agreement, dated [*] with LESSEE with respect to the lease of one Bell 212 Helicopter, Manufacturer’s Serial Number 30524 (“Original Lease”);

(B)	Pursuant to that certain Lease Assignment and Assumption of Lease Agreement, dated as of [*], 2013, Previous Lessor assigned all of its rights, obligations, duties and liabilities in, to and under that certain Original Lease to LESSOR; and

(C)	In view of such assignment, the LESSOR and the LESSEE desire to amend and restate the Original Lease in its entirety in order to reflect the terms and conditions set out herein.

NOW THEREFORE in consideration of the mutual promises herein contained the LESSOR and the LESSEE agree as follows:

1.	DEFINITIONS

The following terms shall have the following respective meanings for all purposes of this Agreement:

“Agreed Value”	means [*] (* US$);

“Aircraft”	means the Airframe together with the Engines (whether or not any of the engines may from time to time be installed on the Airframe) and where the context permits references to the “Aircraft” shall include the Aircraft Documents and unless otherwise provided herein shall mean the Aircraft as a whole and any part thereof;

Exhibit G to the Aircraft Purchase Agreement

“Aircraft Documents”	means the manuals and technical records required to be kept by the operator of the Aircraft;

“Airframe”	means the Bell 212 Helicopter, Manufacturer’s Serial Number 30524, manufactured in United States of America, owned by LESSOR pursuant to this Agreement;

“Aviation Authority”	means (a) each person who shall under the laws of Brazil from time to time be vested with the control and supervision of civil aviation in that state, or have jurisdiction over, the registration, airworthiness, operation or other matters relating to the Aircraft and (b) as of the commencement of the Term, the Brazilian National Civil Aviation Agency (ANAC);

“Business Days”	means days other than Saturdays or Sundays on which banks are open for business in Portland, Oregon, United States of America and Rio de Janeiro, RJ, Brazil;

“Casualty Occurrence”	shall have the meaning set forth in Clause 16.02 hereof;

“Certificate of Acceptance”	shall have the meaning assigned to it in Clause 3.05;

“Delivery Date”	means the date on which the Aircraft is delivered by the LESSOR to the LESSEE pursuant to this Agreement which shall be deemed to be the date on which the Term commences;

“Delivery Location”	means Manaus, Amazonas, Brazil, or such other location as the parties may mutually agree;

“Dollars”	and “$” and “US$” and “US Dollars” means the lawful currency of the United States of America and in respect of all payments to be made under this Agreement in Dollars shall mean funds for same day settlement in the New York Clearing House Interbank Payments System (or such other Dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in Dollars);

Exhibit G to the Aircraft Purchase Agreement

“Engine”	means the Pratt & Whitney model PT6T-3B engines with manufacturer’s serial numbers TBO326 and TBO337; installed on the Airframe on the Delivery Date or any other engine which thereafter becomes the property of the LESSOR pursuant to this Agreement or any other engine which having been removed from the Airframe remains the property of the LESSOR pursuant to this Agreement together with all parts from time to time belonging to, installed in or appurtenant to any such engine;

“Engine Manufacturer”	means Pratt & Whitney;

“Event of Default”	means any of the events specified in Clause 14.01;

“Execution Date”	means the date that this Agreement is executed by the parties hereto;

“Expected Delivery Date”	means a day in the month of July, 2013;

“Expiry Date”	has the meaning given to such expression in Clause 15.01;

“Government Entity”	means and include (i) any national government, political subdivision thereof or local jurisdiction therein; (ii) any board, commission, department, division, organ, instrumentality, court or agency or any thereof however constituted; and (iii) any association, organization or institution of which any thereof is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant;

“IDERA”	means the Irrevocable Deregistration and Export Request Authorization executed by LESSEE in the form of Schedule 6 hereto;

“Indemnitees”	means LESSOR, including its respective directors, officers, servants, agents and employees, and any other person LESSOR may indicate to LESSEE in writing, provided such person has provided financial support to LESSOR in connection with its acquisition of the Aircraft;

Exhibit G to the Aircraft Purchase Agreement

“Insurance”	means the insurance policies and coverage required under the terms of Clause 10 hereof;

“International Registry”	shall bear the meaning given to it in article 1 (cc) of the Cape Town Convention, as defined in Clause 4.03 (c) hereof;

“Law”	means and include (i) any statute, decree, constitution, regulation, rule, order or any directive of any Government Entity; (ii) any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (iii) any judicial or administrative interpretation or application of any thereof; and (iv) any amendment or revision of any thereof;

“Lease Documents”	means this Agreement and any amendment thereto and the Schedules hereto;

“LESSOR Lien”	means any Security Interest arising from the acts or defaults of the LESSOR, other than defaults by the LESSOR, which have been caused by any failure the LESSEE to perform its obligations under this Agreement;

“Libor”	means the London interbank lending rate for periods of one year, as quoted in Money Rates column of The Wall Street Journal (New York, United States printed edition). If The Wall Street Journal ceases to publish a Libor rate, LESSOR in its sole discretion shall use a similar source to determine the Libor rate;

“Manufacturer”	means Bell Helicopter Textron, or any successor thereof;

“Mobilization Fee”	means US$ [*] (* US$) for the mobilization of the Aircraft to Brazil, which shall be made net of any deductions or withholdings;[2]

“Other Manufacturer”	means the manufacturer of any Part (other than the Manufacturer and the Engine Manufacturer);

[2]	Note to Draft: Only applicable for leases of two AS350 moving from Alaska.

Exhibit G to the Aircraft Purchase Agreement

“Part”	means any appliance, accessory, furnishing, appurtenance, instrument, navigational and communications equipment, furnishing, module, component or other equipment (other than a complete Engine or engine) purchased with the Aircraft or any other such item which thereafter becomes the property of the LESSOR pursuant to this Agreement or any other such item which having been removed from the Aircraft remains the property of the LESSOR pursuant to this Agreement;

“Permitted Lien”	means (i) any lien for Taxes of any kind either not assessed or if assessed not yet due and payable or being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) so long as any such proceedings or the continued existence of such lien, do not involve any likelihood of the sale, forfeiture or loss of the Aircraft or any Engine or any other part of the Aircraft or any interest therein; (ii) liens of airport hangar keepers, mechanics, material men, carriers, employees or other similar liens arising in the ordinary course of business by statute or by operation of law in respect of obligations which are not overdue or which are being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) so long as any such proceedings for the continued existence of such lien do not involve any likelihood of the sale, forfeiture or loss of the Aircraft or any Engine or any other part of the Aircraft or any interest therein; (iii) this Agreement, and any security document created by the LESSEE in favor of the LESSOR; and (iv) any LESSOR Lien;

“RAB”	means the Brazilian Aeronautical Registry (Registro Aeronáutico Brasileiro);

“Rent”	the fixed amount of US$[*] ([*] US$) per month. Any payments of Rent shall be made net of any deductions or withholdings, which shall be due and payable along with each installment of principal specified above;

Exhibit G to the Aircraft Purchase Agreement

“Rent Payment Date”	means the date falling 30 days after the Delivery Date and the day of each month during the Term corresponding to such day, provided that if there is no corresponding day during any month during the Term, the Rent Payment Date for such month shall be the last Business Day of such month;

“Security Interest”	means any mortgage, charge, encumbrance, lien, statutory right in rem, enforcement or exercise of rights, attachment, levy, claim or security interest of whatever kind excluding liens for taxes not yet due or being contested in good faith and material man, mechanics and other liens arising in the ordinary course of business the payment of which is either not overdue or is being contested in good faith by appropriate proceedings so long as such proceedings do not involve any danger of the sale, forfeiture or loss of the Aircraft or any interest therein;

“Taxes”	means any and all present and future sales, use, personal property, customs, ad valorem, value-added, turnover, stamp, income, gross receipts or other taxes, fees, withholdings, imposts, duties, levies or other charges of any nature together with any penalties, fines or interest therein imposed, levied or assessed by or otherwise payable to any Government Entity, BUT WHENEVER USED IN THIS AGREEMENT SHALL EXCLUDE taxes, fees, withholdings, imposts, duties, levies imposed on the net income of the LESSOR or any successor or assign of the LESSOR by any Government Entity of any country in which the LESSOR or any successor or assign of the LESSOR is incorporated or has its principal place of business;

“Term”	shall bear the meaning ascribed to it in Clause 3.04.

References in this Agreement to:

(1)	“Clauses” or “Schedules” are unless otherwise specified references to Clauses of and Schedules to this Agreement and references to this Agreement include its Schedules;

Exhibit G to the Aircraft Purchase Agreement

(2)	any statute or other legislative provision shall be read to include any statutory or legislative modification or re-enactment thereof or any substitution therefor;

(3)	the word “Person” or “Persons” or to words importing persons include, without limitation, individuals, firms, partnerships, joint ventures, trusts, Government Entities, organizations, associations, corporations, government agencies, committees, departments, authorities and other bodies corporate or incorporate whether having distinct legal personality or not or any member of any of the same;

(4)	the “LESSOR” or the “LESSEE” includes any permitted assignee or successor in title to the LESSOR or the LESSEE respectively;

(5)	words importing the plural shall include the singular and vice-versa;

(6)	any agreement or instrument shall include such agreement or instrument as it may from time to time be amended or supplemented.

Headings in this Agreement are for ease of reference only and shall be ignored in interpreting this Agreement.

2.	AGREEMENT TO LEASE

2.01	The LESSOR will dry lease the Aircraft to the LESSEE and the LESSEE will take the Aircraft on lease from the LESSOR, in accordance with the terms and conditions of this Agreement.

3.	TERM, DELIVERY, ACCEPTANCE

3.01	This Agreement is subject to a condition precedent that the following matters and events will have taken place to the satisfaction of the LESSOR within five (5) days prior to or on the Delivery Date:

(a)	the LESSEE providing to the LESSOR:

(i)	complete and current certified copies of the Articles of Association of the LESSEE and any amendments thereto, together with the Minutes of the Meeting which elected the Managers and/or Officers of the LESSEE, as the case maybe;

Exhibit G to the Aircraft Purchase Agreement

(ii)	certified copies of the LESSEE and/or its parent company, if applicable, that are required pursuant to LESSEE’s or parent company’s Articles of Association/By-laws authorizing the execution of this Agreement and authorizing a person or persons to sign and deliver this Agreement the LESSOR, if applicable;

(iii)	in case this Agreement and any other relevant Lease Document to which the LESSEE is a party shall be executed on behalf of LESSEE by LESSEE’s attorney(s)-in-fact, powers of attorney of the LESSEE authorizing such person or persons to execute on behalf of the LESSEE this Agreement and any other relevant Lease Document to which the LESSEE is a party, each duly notarized (firmas reconhecidas);

(iv)	evidence satisfactory to the LESSOR that each such law, decree, consent, license, approval, registration or declaration (including without limitation any requisite exchange control or equivalent consents) as is, in the reasonable opinion of the LESSOR necessary to render this Agreement and each of the Lease Documents legal, valid, binding and enforceable, to make this Agreement and the Lease Documents admissible in evidence in New York, and/or Brazil and to enable the LESSEE to perform its obligations hereunder has been obtained and remains unamended and in full force and effect;

(vi)	the approval of the Central Bank of Brazil (“ROF”) for payment of all amounts regularly due under this Agreement;

(vii)	Protocol issued by the RAB evidencing the pre-filing of this Agreement therewith as well as evidence of filing of the interests arising under this Agreement with the International Registry;

(viii)	a Power of Attorney in the form of Schedule 2 hereto, duly executed by LESSEE as well as certified copy of such Power of Attorney and its respective sworn translation into Portuguese, both duly registered in the Federative Republic of Brazil at a Public Registry of Titles and Documents where LESSEE maintains its legal headquarters;

Exhibit G to the Aircraft Purchase Agreement

(x)	a letter confirming the appointment of an agent for service of process, acceptable to LESSOR, in connection with any and all legal actions concerning this Agreement, located in the State of New York, where the LESSOR is established, according to the Clause 17.12 hereunder, together with a process agent power of attorney;

(xi)	an Irrevocable De-registration and Export Request Authorization (IDERA) in the form attached hereto as Schedule 3, duly executed by LESSEE, as well as certified copy of such document and its respective sworn translation into Portuguese, both duly registered in the Federative Republic of Brazil at a Public Registry of Titles and Documents where LESSEE maintains its legal headquarters; and

(xii)	a certified copy of this Agreement and its respectively sworn translation in Portuguese, duly registered in the Federative Republic of Brazil at a Public Registry of Titles and Documents in the city where LESSEE maintains its legal headquarters.

3.02	The LESSOR shall within ten (10) Business Days from the Delivery Date, obtain a copy of the customs declaration forms (Declaração de Importação) and an Import Confirmation (Comprovante de Importação) made in respect of the Aircraft into Brazil evidencing that all applicable customs duties and import taxes, if any, have been paid, together with copy of the Request for the Temporary Admission Regime (Requerimento de Concessão do Regime de Admissão Temporária) and the relevant Responsibility Term (Termo de Responsabilidade), if applicable.

3.03	The LESSEE shall deliver to the LESSOR the following documents:

(i)	an authenticated copy of the Certificate of Registration (Certificado de Matrícula) identifying the LESSOR as owner of the Aircraft and the LESSEE as operator;

(ii)	an authenticated copy of a valid airworthiness certificate (Certificado de Aeronavegabilidade) for the Aircraft issued by the relevant authorities under the applicable laws of Brazil;

(iii)	protocol issued by the RAB evidencing the filing therewith of the Certificate of Acceptance and of the IDERA, together with their respective official translations into Portuguese;

(iv)	an authenticated copy of the Certificate of Acceptance and its respectively sworn translation in Portuguese, duly registered in the Federative Republic of Brazil at a Public Registry of Titles and Documents in the city where LESSEE maintains its legal headquarters;

Exhibit G to the Aircraft Purchase Agreement

(v)	a copy of a Central Bank of Brazil Payment Schedule authorizing the LESSEE to effect all regular payments due under this Lease directly to the LESSOR, if applicable; and

(vi)	an authenticated copy of the Certificate (Certidão) issued by the RAB evidencing the recordation of this Agreement and of the Certificate of Acceptance and of the IDERA therewith;

before close of business (New York local time) on the date falling forty five (45) days after the Delivery Date. If any of such documents is not so delivered the LESSEE shall be deemed, for the purposes of Clause 14 of this Agreement, to be in breach of its obligations hereunder.

3.04	The term of the leasing of the Aircraft under this Agreement shall commence on the Delivery Date and shall continue until the day following twelve (12) months after the Delivery Date, unless cancelled earlier in accordance with the terms hereof including, without limitation, Clause 14.02 (such period being herein referred to as the “Term”). The parties may terminate the Agreement at any time upon mutual written agreement.

3.06	On the Delivery Date the LESSEE shall indicate and confirm its acceptance of the Aircraft by the execution and delivery to the LESSOR of a Certificate of Acceptance in the form set forth in Schedule 1.

4.	REGISTRATION AND TITLE

4.01	The LESSEE shall, without cost to the LESSOR, effect and maintain registration of the Aircraft in the name of the LESSOR under the Laws of Brazil during the Term, such registration to reflect (so far as is permitted by applicable Law) the holders of any Security Interests on the Aircraft.

4.02	The LESSEE shall:

(a)	cause this Agreement, and any other agreement creating a Security Interest on the Aircraft, so far as permitted by applicable Law, to be kept, filed and recorded at all times during the Term, in such offices in Brazil as may be necessary to ensure the legality, validity, priority and enforceability thereof; and

(b)	cooperate fully with the LESSOR with respect to any filings or recordings of or relating to this Agreement, and any other agreement creating a Security Interest on the Aircraft which the LESSOR may wish to make in any other jurisdiction including the United States of America.

Exhibit G to the Aircraft Purchase Agreement

4.03	The LESSEE shall:

(a)	do all acts and things as may be necessary or which the LESSOR may reasonably request to protect the title, rights and interest of the LESSOR to and in the Aircraft within the jurisdiction of any signatory which has ratified the terms of the Convention of the International Recognition of Rights in Aircraft signed at Geneva, Switzerland, on 19th June 1948, and in any territory in which the Aircraft is or may be operated; and

(b)	in the event of any enactments or provisions being made or becoming operative relating to the recognition of rights in aircraft and which may apply to the Aircraft, promptly do and join with the LESSOR in doing all such acts or things as may be necessary or desirable to perfect recognition of the title, rights and interest of the LESSOR in respect of the Aircraft.

(c)	CAPE TOWN CONVENTION: The parties agree that since Brazil has adopted the 2001 Cape Town Convention (the “Convention”) and the Convention is in force in such jurisdiction, then:

(i)	LESSOR’s rights as set out in Article 14 hereof shall be automatically expanded to incorporate the rights and remedies specified in Chapter III, Articles 12 – 15 and 20 of the Convention;

(ii)	The parties will register this Lease and an irrevocable deregistration and export request authorisation in a form prescribed in the Convention (or deemed by LESSOR’s counsel to be adequate for purposes of the Convention), which LESSEE agrees to execute with the Registrar (as defined in the Convention) as soon as possible thereafter, at LESSEE’s cost; and

(iii)	LESSEE, at its cost, will provide LESSOR with any reasonably required conditions precedent.

4.04	Title to the Aircraft shall at all times remain vested in LESSOR and the LESSEE shall have no right or interest in the Aircraft except as expressly provided by this Agreement.

Exhibit G to the Aircraft Purchase Agreement

4.06	The LESSEE shall procure that:

(a)	on all occasions when the ownership of the Aircraft or any Engine or any Part is relevant, make clear to third parties that title to the same is held by the LESSOR and, without prejudice to the generality of the foregoing, the LESSEE shall ensure that there is affixed and maintained in the cockpit of the Aircraft and on each Engine, in each case in a prominent location, heat resistant metal nameplates satisfactory to LESSOR stating that the Aircraft is the property of the LESSOR leased to the LESSEE pursuant to this Lease Agreement;

(b)	except as above provided, LESSEE will not allow the name of any person, firm or corporation to be placed on the Airframe or any Engine as a designation that might be interpreted as a lien thereon; provided, however, LESSEE may cause the Airframe or any ENGINE to be lettered in an appropriate manner for convenience of identification of the interest of LESSEE therein; and

(c)	it will not do, or consent or permit to be done or omitted any act or thing which would materially adversely affect the rights of the LESSOR in the Aircraft or in each Engine.

5.	CERTIFICATES, LICENSES, OPERATIONS AND MAINTENANCE

5.01	CERTIFICATES. The LESSEE shall at all times cooperate with the LESSOR to procure that at all times during the Term that the Aircraft possesses valid certificates of airworthiness and maintenance, issued by the Aviation Authority, and all such other certificates, licenses, permits and authorizations as are from time to time required for the use and operation of the Aircraft for the transport of passengers and cargo by any government (including, without limitation, Brazil) or Government Entity having jurisdiction in any country, state, province or other political subdivision in or over which the Aircraft is flown including, without limitation, any aviation authority.

5.02	COMPLIANCE WITH LAWS. The LESSEE further undertakes with the LESSOR that throughout the Term it will, without cost to the LESSOR:

(i)	not maintain, use, operate or allow the Aircraft to be maintained, used or operated in violation of any Law of any Government Entity having jurisdiction in any country, state, province or other political subdivision in or over which the Aircraft is flown, or in violation of any airworthiness or maintenance certificate, license or registration relating to the Aircraft issued by any such authority or contrary to any manufacturer’s operating manuals and instructions;

Exhibit G to the Aircraft Purchase Agreement

(ii)	in the event that any such Law requires alteration of the Aircraft, promptly and within any applicable time limits conform thereto;

(iii)	not directly fly or locate the Aircraft or any Engine, or cause the Aircraft or any Engine to be flown or located: (a) in any area not fully covered by the Insurance or (b) contrary to the terms of the Insurance;

(iv)	not deliver, transfer or relinquish possession of the Aircraft to any Person without the prior written consent of the LESSOR.

5.04	RECORDS, LOGS. LESSEE, shall maintain all records, logs and other materials required by the Aviation Authority and any other applicable jurisdiction to be maintained in respect of the Aircraft.

5.05	INFORMATION. The LESSEE shall promptly furnish to the LESSOR such information relating to the use, operation and location of the Aircraft (including the Engines and Parts) as the LESSOR shall require.

6.	CHARGES AND METHOD OF PAYMENT

6.01	The LESSEE shall pay Rent to the LESSOR on each Rent Payment Date during the Term.

6.02	The LESSEE shall pay the Mobilization Fee to the LESSOR within 30 days from the date invoice.[3]

6.03	The LESSEE shall make each payment due under this Agreement or due to the LESSOR under any other Lease Document not later than 12:00 noon (Eastern Standard or Daylight (as applicable in New York City from time to time) time) on the day when payable, free and clear of any Taxes wiring or any other applicable fees, in Dollars in same day funds to the LESSOR at such account as the LESSOR may from time to time designate in writing. The LESSEE hereby agrees that this Agreement is a net lease and that the LESSEE’s payment and other obligations hereunder or under any other Lease Document shall be absolute and unconditional under any and all circumstances, and shall be discharged in full without any deduction or withholding in respect of, without limitation, the following:

(i)	any abatement, reduction, set-off, interruption, deferment, counterclaim, recoupment, defense or other right which the LESSEE may have against the LESSOR or any other person or entity for any reason whatsoever;

[3]	Lessor shall provide cost estimates of mobilization before Closing Date.

Exhibit G to the Aircraft Purchase Agreement

(ii)	the existence of any Security Interests whatsoever with respect to the Aircraft other than Security Interests created by the LESSOR that deprive the LESSEE of its possession and quiet enjoyment of the Aircraft, save that this sub-clause shall not apply to or prevent the LESSOR from granting any participation in or syndication of its rights under this Agreement and any other Lease Documents or from granting any mortgage over the Aircraft in connection therewith;

(iii)	any interruption or cessation in the use or possession thereof by the LESSEE for any reason whatsoever;

(iv)	to the extent permitted by applicable Law, any insolvency, bankruptcy, liquidation, winding-up, re-organization or similar proceedings by or against the LESSEE; or

(vii)	any other event or circumstance whatsoever (whether similar or dissimilar to any of the foregoing and whether foreseen or foreseeable) which would or might have the effect of terminating or affecting any obligation of the LESSEE hereunder.

To the extent permitted by applicable Law, the LESSEE hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Agreement, except in accordance with the express terms hereof.

6.04	All payments due hereunder shall be effected by the LESSEE to the LESSOR by wire transfer to such account at such bank, as the LESSOR shall advise by notice in writing to the LESSEE in Dollars, so that the LESSOR receives credit for the full amount of such payment on the due dates. All such payments shall be made in full without any deduction or withholding (whether in respect of set-off, counter-claim, duties, taxes, charges wire transfer or otherwise) unless the LESSEE is prohibited by Law from doing so, in which event the LESSEE shall (i) ensure that the deduction or withholding does not exceed the amount legally required; (ii) forthwith pay to the LESSOR such additional amount as shall result in the net amount received by the LESSOR after deduction or withholding being the same as the full amount which the LESSOR would have received had such a deduction or withholding not been made; (iii) pay to the relevant taxation or other authorities within the period for payment permitted by applicable Law, the full amount of the deduction or withholding; and (iv) upon request by the LESSOR, furnish to the LESSOR evidence of the payment of the full amount of the deduction or withholding to the relevant taxation or other authorities and, as soon as practical after the issue of such receipt of the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

Exhibit G to the Aircraft Purchase Agreement

6.05	If under any applicable Law, whether as a result of judgment against the LESSEE or the liquidation of the LESSEE or for any other reason, any payment under or in connection with this Agreement is made or recovered in a currency other than Dollars then, to the extent that the payment (when converted to Dollars at the rate of exchange on the date of payment or, in the case of the liquidation, the latest date for the determination of liability permitted by the applicable Law) falls short of the amount due under this Agreement, the LESSEE shall, as a separate and independent obligation, fully indemnify the LESSOR against the amount of the shortfall. For the purposes of this paragraph, “rate of exchange” means the rate at which the LESSOR is able on the relevant date to purchase Dollars in New York with such other currency. In the event that any conversion as aforesaid results in the LESSOR receiving an amount in Dollars in excess of the amount unpaid under this Agreement the LESSOR shall return to the LESSEE the amount of such excess.

6.06

If any amount payable pursuant to this Agreement is not paid by the LESSEE on its respective due date, the LESSEE shall pay to the LESSOR interest on such amount at the rate of 1% per month on the 10th calendar date after the due date, calculated pro rata in respect of the number of days during which such amount was due and not paid.

6.07	All interest payable hereunder shall be calculated on the basis of the actual number of days elapsed and a three hundred and sixty (360) day year.

6.08	The respective due dates for all amounts payable by the LESSEE under this Agreement and for the performance of the LESSEE’s obligations hereunder shall be “of the essence” of this Agreement.

6.09	In the event that any such license, duties, fees, taxes, levies, registration charges, landing and navigation fees, insurance premiums or other outgoings required hereunder are not paid by the LESSEE when due, the LESSOR shall be at liberty to pay the same and the LESSEE shall on demand forthwith pay to the LESSOR any losses, costs, charges and expenses of whatsoever nature of the LESSOR and all sums so expended with interest at the rate specified in Clause 6.06 from the date of such payment by the LESSOR until the date of repayment thereof as aforesaid by the LESSEE to the LESSOR.

7.	RESERVED

8.	LIENS

Exhibit G to the Aircraft Purchase Agreement

8.01	The LESSEE, during the Term, shall not create or suffer to exist any Security Interest upon or against the Aircraft, or any of its rights under this Agreement other than Permitted Liens. If any Security Interest except as permitted above is created or allowed to exist by the LESSEE, or is levied upon the Aircraft or any of the LESSOR’s rights under this Agreement, the LESSEE shall forthwith notify the LESSOR and cause the same forthwith to be discharged by bond or otherwise. In the event that the LESSEE fails to discharge any such Security Interest, the LESSOR shall be entitled (but not bound) to discharge the same, in which event the LESSEE shall pay to the LESSOR, on demand, the amount paid by the LESSOR together with the LESSOR’s losses, costs and expenses, including reasonable legal fees and expenses.

9.	INDEMNIFICATION

9.01	Subject to Clause 9.02, the LESSEE agrees to defend, indemnify and hold harmless each Indemnitee from and against any and all claims, proceedings, losses, liabilities, suits, judgments, expenses, costs, penalties or fines, regardless of when the same shall be made or incurred, whether prior to, during or after the Term for or on account or arising from or in any way connected with injury to or death of any persons whomsoever (including employees of the LESSEE) or loss or damage to any property of any Person including, without limitation the Aircraft, which may result from or arise in any manner out of or be attributable to the delivery, re-delivery, management, control, leasing, condition, ownership, disposition, use or operation of the Aircraft during the Term, whether or not the Aircraft is at the time in the possession of the LESSEE, and regardless of the location of the Aircraft at any such time.

9.02	The indemnities contained in Clause 9.01 shall not extend to any Indemnitee:

(a)	to the extent that such loss is caused by the willful misconduct or gross negligence of such Indemnitee;

(b)	if the loss is part of the normal administrative costs and expenses of an Indemnitee, save as otherwise provided in this Agreement and so long as the LESSOR has not exercised its remedies following the occurrence of any Event or Default,

(c)	to the extent that such loss is caused by an LESSOR Lien;

(d)	which is expressly dealt with by another indemnity provision of this Agreement or any other agreement executed between the Parties or any of its Affiliates or for damages caused by LESSOR; or

Exhibit G to the Aircraft Purchase Agreement

(e)	which results from any event occurring prior to the commencement or after the termination of the Term (save that the indemnities of Clauses 9.01 and 9.02 shall apply to claims filed after termination or expiry of the Term but which relate to events occurring or matters arising during the Term or otherwise in any way relating to the leasing of the Aircraft by the LESSOR during the Term).

If a written claim is made against any Indemnitee for any sum which is the subject of an indemnity by the LESSEE under this Clause 9 such Indemnitee (or the LESSOR on behalf of another Indemnitee) shall promptly notify the LESSEE. If reasonably requested by the LESSEE in writing within thirty (30) days following receipt by the LESSEE of such notice the LESSOR shall, at the expense of the LESSEE, in good faith contest in the name of the LESSOR or of another Indemnitee (or at the LESSOR’s election if such contest may be undertaken by the LESSEE in its own name or on behalf of the LESSOR, permit the LESSEE to contest) the validity, applicability and amount of such claim in appropriate administrative and judicial proceedings so long as no notice of the occurrence of an Event of Default shall have been given by the LESSOR and such proceedings do not involve any danger of the sale, forfeiture or loss of the Aircraft or any Engine or Part or interest therein.

The indemnities contained in this Clause 9 shall continue in full force and effect notwithstanding the expiration or other termination of this Agreement or of the letting of the Aircraft hereunder.

10.	INSURANCE

10.01	During the Term, Lessor shall, at its cost, be responsible for effecting and maintaining or causing to be effected and maintained, in full force and effect, in respect of the Aircraft, public liability insurance for bodily injury and property damage and insurance against loss or damage to the Aircraft, including, without limitation, loss by fire, theft, collision and such other risks of loss as are customarily insured against by Lessor on its other Aircraft, in such amounts, in such form and with such insurers and brokers as shall be satisfactory to Lessor (the “Insurance”). Lessor shall name Lessee as an additional insured party under the Insurance. Lessee shall be responsible for effect and maintaining the Brazilian mandatory RETA insurance

10.2

Lessee shall ensure that all legal requirements as to insurance of the Aircraft which may from time to time be imposed by the Laws of Brazil or any state to, from or over which the Aircraft shall be flown, in so far as they affect or concern the operation of the Aircraft, are immediately

Exhibit G to the Aircraft Purchase Agreement

communicated to Lessor and in particular those requirements compliance with which is necessary to ensure that: (i) the Aircraft is not in danger of detention of forfeiture; (ii) the Insurance remains valid and in full force and effect; and (iii) the interests of the Indemnitees in the Insurance and the Aircraft or any parts thereof are not thereby prejudiced.

11.	ASSIGNMENT AND SUBLEASING

11.01	The LESSEE shall not assign any of its rights or obligations or delegate any of its duties under this Agreement nor shall the LESSEE assign this Agreement or part with possession of the Aircraft without the prior agreement of the LESSOR.

11.03	This Agreement is freely assignable by the LESSOR upon written notice to the LESSEE.

11.04	The LESSEE shall provide full cooperation to LESSOR to effect such assignment including, without limitation, signing assignment or novation documents and consents to such assignments.

12.	REPRESENTATIONS AND WARRANTIES

12.01	THE AIRCRAFT IS LEASED IN “AS IS, WHERE IS” CONDITION, AND EXCEPT AS STATED IN CLAUSE 12.03 OF THIS AGREEMENT, THE LESSOR MAKES NO WARRANTIES, GUARANTEES OR REPRESENTATIONS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO THE AIRCRAFT LEASED HEREUNDER INCLUDING BUT NOT LIMITED TO (1) ANY IMPLIED WARRANTY AS TO THE AIRWORTHINESS, CONDITION, DESIGN, MERCHANTABILITY OR FITNESS FOR USE OR OPERATION, (2) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (3) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE LESSOR’S NEGLIGENCE, ACTUAL OR IMPUTED, AND (4) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT, FOR ANY LIABILITY OF THE LESSEE TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES; AND ALL SUCH WARRANTIES, GUARANTEES, REPRESENTATIONS, OBLIGATIONS, LIABILITIES, RIGHTS, CLAIMS OR REMEDIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED. THIS PARAGRAPH SHALL NOT BE MODIFIED EXCEPT BY A WRITTEN AGREEMENT SIGNED ON BEHALF OF THE LESSOR AND THE LESSEE BY THEIR RESPECTIVE DULY AUTHORIZED REPRESENTATIVES.

Exhibit G to the Aircraft Purchase Agreement

12.02	The LESSEE hereby represents and warrants that:

(a)	the LESSEE is a Limited Liability Company (sociedade limitada) organized and existing in good standing, in accordance with the laws of Brazil and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under this Agreement and will be the holder of all necessary licenses issued by all governmental authorities having jurisdiction to authorize or permit the LESSEE to perform and comply with its obligations under the Lease Documents by the Execution Date and furthermore as of the Delivery Date;

(b)	this Agreement has been duly authorized by all necessary corporate action on the part of the LESSEE and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by the LESSEE with any terms and provisions hereof will contravene any Law applicable to the LESSEE or result in any breach of, or constitute any default under, or result in the creation of any lien, charge or encumbrance upon any property of the LESSEE under any indenture, mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-laws, or other agreement or instrument to which the LESSEE is a party or by which the LESSEE or its properties or assets may be bound or affected;

(c)	by the Delivery Date, the execution and delivery by the LESSEE of this Agreement and any of the transactions by the LESSEE contemplated hereby will have received, and the LESSEE will have complied with every necessary consent, approval, order, or authorization of, or registration with, any Government Entity having jurisdiction with respect to the execution and delivery of this Agreement or the validity and enforceability hereof or thereof or the satisfaction of all monetary and other obligations hereunder;

(d)	this Agreement has been duly entered into and delivered by the LESSEE and constitutes the valid, legal and binding obligation of the LESSEE;

(e)	save for registration of this Agreement and a sworn Portuguese translation thereof with the Brazilian Aeronautical Registry and a Public Registry of Titles and Documents, it is not necessary or advisable under the Laws of Brazil to ensure the validity, effectiveness and enforceability of this Agreement or to protect the property rights of the LESSOR in the Aircraft that this Agreement, or any other instrument relating thereto to which the LESSEE is a party be filed, registered or recorded or that any other action be taken and that under the Laws of Brazil the property rights of the LESSOR in the Aircraft will have priority in all respects over the claims of all creditors of the LESSEE;

Exhibit G to the Aircraft Purchase Agreement

(f)	all payments of Rent to be made by the LESSEE or under this Agreement may be made by the LESSEE free and clear of and without deduction for any Taxes, any wire transfer fees and no deductions or withholdings are required to be made therefrom;

(g)	there are no suits, arbitrations or legal proceedings (including any administrative proceeding) pending or threatened before any court or administrative agency against the LESSEE which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Agreement;

(h)	in any proceedings taken in Brazil for the enforcement of this Agreement the choice of New York Law as the governing law of this Agreement and any judgment obtained in the jurisdiction referred to in Clause 17.11, will be recognized and enforced, provided that the applicable provisions of New York Law and the judgment are not against Brazilian national sovereignty, public policy or morality;

(i)	no Event of Default has occurred and is continuing hereunder; and

(k)	the LESSEE is not entitled to any immunity from service of process.

12.03	The LESSOR represents and warrants to the LESSEE that:

(a)	the LESSOR is a corporation organized and existing in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as presently conducted and to perform its obligations under this Agreement;

(b)	this Agreement has been duly authorized by all necessary corporate action on the part of the LESSOR, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by the LESSOR with any terms and provisions hereof will contravene any Law applicable to the LESSOR or result in any breach of, or constitute any default under or result in the creation of any Security Interest upon any property of the LESSOR;

Exhibit G to the Aircraft Purchase Agreement

(c)	this Agreement has been duly entered into and delivered by the LESSOR and constitutes the valid, legal and binding obligations of the LESSOR;

(d)	the execution and delivery by the LESSOR of this Agreement has received, and the LESSOR has complied with every necessary consent, approval, order, or authorization of, or registration with, or the giving of prior notice to, or filing with, any Government Entity in New York having jurisdiction with respect to the execution and delivery of this Agreement or the validity and enforceability hereof or the satisfaction of all monetary, or other obligations hereunder;

(e)	there are no suits, arbitrations or legal proceedings (including any administrative proceedings) pending or threatened before any court or administrative agency against the LESSOR which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations hereunder; and

(f)	any judgment obtained in the jurisdiction referred to in Clause 17.11, will be recognized and enforced.

13.	COVENANTS

13.01	The LESSEE hereby covenants with the LESSOR that from the Execution Date and during the Term it will:

(a)	conduct its business in an orderly and efficient manner;

(b)	notify the LESSOR immediately of the occurrence of any Event of Default hereunder and of any occurrence which with the giving of notice and/or the passing of time and/or a relevant determination, would constitute an Event of Default hereunder;

(c)	not do anything which may expose the Aircraft or any Engine or Part to penalty, forfeiture, seizure, arrest, impounding, detention, confiscations, taking in execution, appropriation or destruction nor abandon the Aircraft or any Engine or Part;

(d)	not represent or hold out the LESSOR as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation of carriage (whether for hire or reward or gratuitously) which the LESSEE may undertake;

Exhibit G to the Aircraft Purchase Agreement

(e)	not offer the Aircraft as security in any manner whatsoever or pledge the credit of the LESSOR for any maintenance, overhauls, replacements, repairs or modifications to the Aircraft; and

(f)	not attempt to hold itself out as having any power to charge, lease or otherwise dispose of or encumber the Aircraft or any Engine or Part (other than in accordance with terms of this Agreement).

13.02	The LESSOR hereby covenants with the LESSEE that it will:

(a)	upon request by the LESSEE assist the LESSEE in performance of the LESSEE’s obligations under Clause 4.01;

(b)	save as provided in Clause 6.02 (ii), not cause or suffer to exist any LESSOR Liens with respect to the Aircraft which would interfere with the operation of the Aircraft; and

(c)	not during the Term, provided that the LESSOR shall not have given notice of the occurrence of any Event of Default, interfere with the peaceful and quiet enjoyment of the Aircraft by the LESSEE.

14.	DEFAULT BY LESSEE

14.01	The LESSOR and the LESSEE hereby agree that any of the following events shall constitute a repudiatory breach of this Agreement:

(a)	If LESSEE fails to make any payment on the date when such payment was due and payable under this Agreement; or

(b)	If default shall be made by the LESSEE in observance of performance of any of the other obligations of the LESSEE contained in this Agreement and such default shall continue for a period of five (5) Business Days after notice from the LESSOR to the LESSEE specifying the default and requiring that the same be remedied; or

(d)

If the LESSEE becomes insolvent or goes into liquidation or ceases paying its debts as they fall due or makes an assignment for the benefit of creditors, or files for protection from its creditors under any applicable Law relating to bankruptcy or insolvency, or a trustee or receiver or liquidator is appointed for the LESSEE for a substantial part of its property, or bankruptcy, liquidation, reorganization, insolvency, or similar proceedings are instituted by or against the LESSEE under the Laws of any jurisdiction and if instituted against the LESSEE is not discharged or withdrawn

Exhibit G to the Aircraft Purchase Agreement

within ten (10) Business Days; provided, however, it shall not be deemed an Event of Default where such proceedings are instituted for the purposes of a corporate reorganization which has been previously approved in writing by the LESSOR (which approval shall not be unreasonably withheld or delayed); or

(e)	If any representation or warranty made by the LESSEE in or pursuant to this Agreement proves to be incorrect and as a result has an effect on the ability of the LESSEE to perform its obligations hereunder or has a material adverse effect on the rights or interests of the LESSOR hereunder; or

(f)	If the LESSEE shall suspend all or substantially all of its operations or shall cease to hold all permits, licenses and authorizations necessary for the conduct of business or the effectiveness of this Agreement or the same shall be revoked or varied in a manner which materially adversely affects the financial situation of the LESSEE or of that of the Guarantor; or

(g)	If any of the following events shall occur:

(i)	the Brazilian authorities revoke or fail to renew any approval for the operation by LESSEE of the Aircraft in Brazil;

(ii)	the Aircraft being arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the LESSEE as a result of LESSEE’s actions or inactions;

(iii)	the registration of the Aircraft is canceled; or

(iv)	If one or more Events of Default shall have occurred, at the LESSOR’s sole and exclusive criteria and subject a Casualty Occurrence takes place and the LESSEE fails to pay the relevant amounts due within the specified time period.

(h)	If the Aircraft Purchase Agreement, dated as of [*], executed by and between LESSOR, LESSEE, HRT NETHERLANDS B.V. and HRT PARTICIPAÇÕES EM PETRÓLEO S.A. with respect to the Aircraft is terminated due to any action attributed to Lessee.

Exhibit G to the Aircraft Purchase Agreement

14.02	If one or more Events of Default shall have occurred, at the LESSOR’s sole and exclusive criteria and subject to any mandatory requirement of Law, LESSOR and LESSOR only may at its sole option do any one or more of the following:

(a)	do anything that may reasonably be required to cure any Event of Default and recover from the LESSEE all reasonable costs (including legal expenses) incurred in so doing;

(b)	proceed by appropriate court action or actions to enforce performance of this Agreement or, subject to Clause 14.04 below, to recover damages for the breach thereof;

(c)	automatically cancel the leasing of the Aircraft to the LESSEE (it being understood that only LESSOR is entitled to cancel this Agreement) hereunder by:

(i)	taking possession of the Aircraft, for which purpose the LESSOR, by its servants or agents, may enter upon the LESSEE’s premises where the Aircraft may be located, or cause the same to be re-delivered to the LESSOR at such other location as the LESSOR may require, and the LESSEE hereby appoints the LESSOR as its attorney (provided, however that such power of attorney shall not be exercisable until the LESSOR shall have given notice of the occurrence of an Event of Default) to cause such re-delivery or to direct the pilots of the LESSEE or other pilots to fly the Aircraft to said airport for re-delivery thereof to the LESSOR and shall have all powers and authorizations legally necessary for taking such action. In the event of exercise by the LESSOR of its powers under this sub-paragraph (i) such termination shall be deemed to take effect on such taking of possession by the LESSOR or such re-delivery of the Aircraft to the LESSOR at the said airport, or (at the LESSOR’s election); and/or

(ii)	serving notice of such termination on the LESSEE specifying the occurrence giving rise to such Event of Default. Thereafter (if the Term shall have commenced), the LESSEE shall re-deliver possession of the Aircraft to the LESSOR at such location as the LESSOR may require.

(d)	apply to the competent authorities and/or courts in New York, Brazil and/or in any country where the Aircraft or any Engine or Part may be located for issuance of a repossession order for the Aircraft; and/or

Exhibit G to the Aircraft Purchase Agreement

(e)	sell the Aircraft at public or private sale with or (if permitted under applicable Law) without notice to the LESSEE as LESSOR may determine, or lease or otherwise dispose of the Aircraft as LESSOR in its sole discretion may determine. LESSOR may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

14.03	In the event the Term shall be deemed cancelled pursuant to sub-paragraph 14.02(c) (i) above or notice of termination shall have been served pursuant to sub-paragraph 14.02(c) (ii) above, all rights of the LESSEE to possession of the Aircraft hereunder shall henceforth absolutely cease and cancel but without prejudice to the LESSEE’s obligations under this Agreement all of which shall continue in full force and effect; and the LESSEE shall take all steps necessary to effect deregistration of the Aircraft in Brazil and the LESSOR shall be entitled to sell or otherwise deal with the Aircraft as if this Agreement had never been made. Without prejudice to the foregoing, the LESSEE hereby appoints the LESSOR as its attorney to do any act or thing required in connection with such deregistration of the Aircraft (provided, however, that such power of attorney shall not be exercisable until the LESSOR shall have given notice of the occurrence of an Event of Default).

14.04	In the event of the occurrence of any Event of Default notice of which shall have been given to the LESSEE, the LESSOR shall have the right to recover from the LESSEE all amounts which may then be due and unpaid or which may become due hereunder and the LESSEE shall fully indemnify the LESSOR on demand against any loss, damage, expense or liability which the LESSOR may sustain or incur as a consequence of occurrence of any Event of Default and/or termination of the lease of the Aircraft pursuant to this Agreement.

14.05	No remedy referred to in this Clause 14 is exclusive, but each remedy shall be cumulative and in addition to any other remedy referred to herein or otherwise available to the LESSOR. No failure or delay of the LESSOR in exercising any right hereunder shall operate as a waiver thereof.

14.06	The LESSEE agrees to pay to the LESSOR on demand all costs, expenses and disbursements (including without limitation reasonable legal fees and expenses) incurred by the LESSOR in exercising its rights or remedies under this Agreement following the occurrence of an Event of Default of which the LESSOR has given notice.

Exhibit G to the Aircraft Purchase Agreement

14.07	Without prejudice to LESSOR’s other remedies under this Agreement, LESSEE agrees that the occurrence and continuation of an Event of Default shall entitle LESSOR and LESSOR only, to automatically and unilaterally cancel this Agreement (de pleno direito) without requirement of any notice or judicial interpellation (interpelação) for all legal purposes. The intent of the parties is that this paragraph constitutes and shall be interpreted as an express resolutory clause (cláusula resolutiva expressa) as that term is known in Brazil, and LESSEE agrees that upon such cancellation, LESSOR shall have the right to repossess the Aircraft by means of “Reintegracão de Posse”, pursuant to Article 926 of the Brazilian Civil Procedure Code.

14.08	In case LESSEE, for any reason whatsoever, fails to return the Aircraft in accordance with this clause 14, the wrongful possession (esbulho possessório, as such term is known in Brazil) of the Aircraft will be characterized in accordance with Article 1210 et. seq. of the Brazilian Civil Code. LESSEE hereby acknowledges and agrees that the characterization of the wrongful possession will be sufficient for LESSOR to obtain a preliminary injunction from a court for immediate repossession of the Aircraft without LESSEE being heard in the courts, in accordance with Article 928 of the Brazilian Code of Civil Procedure.

14.09	LESSOR and LESSEE acknowledge that any breach of this Agreement, shall be subject to the terms and conditions set forth in Section 2.5 of the Aircraft Purchase Agreement, dated as of [*], executed by and between LESSOR, LESSEE, HRT NETHERLANDS B.V. and HRT PARTICIPAÇÕES EM PETRÓLEO S.A. with respect to the Aircraft.

15.	EXTENSION OF TERM AND RETURN OF AIRCRAFT

15.01	On the expiry or earlier termination of the Term (the “Expiry Date”) and if requested by LESSOR, the LESSEE shall redeliver the Aircraft to the LESSOR at the Delivery Location. LESSEE covenants and warrants that the Aircraft shall be free and clear of all security interests and Permitted Liens (other than LESSOR Liens).

15.02	LESSEE may, by prior written notice to LESSOR and subject to Lessor’s consent, within thirty (30) days prior to the Expiry Date extend the Term of the Lease. Upon LESSOR’s consent to such extension of the Term, LESSEE and LESSOR shall enter into an amendment to this Lease, setting forth the conditions for the extension of the Term.

15.03	Immediately prior to redelivery of the Aircraft, LESSEE will make the Aircraft available to LESSOR for inspection in order to verify that the condition of the Aircraft complies with the Aircraft delivered under this Agreement, except for normal wear and tear.

Exhibit G to the Aircraft Purchase Agreement

16.	CASUALTY OCCURRENCES

16.01 Throughout the Term the LESSEE shall bear the full risk of any loss, destruction, hijacking, theft, condemnation, confiscation, seizure or requisition of or damage to the Aircraft and of any other occurrence of whatever kind originated or caused by an action or inaction of the LESSEE which shall deprive the LESSEE of the use, possession or enjoyment thereof.

17.	MISCELLANEOUS

17.01	The rights of the LESSOR and the LESSEE under this Agreement are cumulative, may be exercised as often as each party considers appropriate and are in addition to their respective rights under general Law. The rights of the LESSEE against the LESSOR or in relation to the Aircraft or the rights of the LESSEE against the LESSOR (whether arising under this Agreement or the general Law) shall not, as against or in favor of the other party, be capable of being waived or varied otherwise than by an express waiver or variation in writing; and in particular any failure to exercise or delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right; and defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on the part of either party or on its respective behalf shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

17.02	The terms and conditions of this Agreement shall not be varied otherwise than by an instrument in writing executed by or on behalf of the LESSOR and the LESSEE.

17.03	If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

17.05	The LESSEE will from time to time, upon demand from LESSOR and at the expense of LESSEE sign, perfect, do, execute and register all and every such further assurances, documents, acts and things as in the reasonable opinion of the LESSOR may be necessary or desirable for the purpose of more effectively carrying out the intent and purpose of this Agreement and to establish and protect the rights and remedies of the LESSOR created or intended to be created hereunder.

17.06	All notices to be given by LESSEE to LESSOR under this Agreement will be in English. Notices given by LESSOR to LESSEE may be in English or Portuguese. All documents delivered to the LESSOR pursuant to this Agreement will be in English, or if not in English, will be accompanied by a certified English translation. If there is any inconsistency between the English version and any version in any other language, the English version will prevail.

Exhibit G to the Aircraft Purchase Agreement

17.07	All notices, demands or other communications to be given or made hereunder shall be in writing in English and may be given or made by telefax or letter and addressed

(a)	in the case of LESSOR, at

Fax: +1 (503) 473-8540

Tel: +1 (503) 505-5800

Email: erizzuti@ericksonaircrane.com

Address: 5550 S.W. Macadam Avenue, Suite 200

                                                 Portland, Oregon 97239 USA

Attention to: Mr. Edward Rizzuti, Vice President, General

Counsel & Corporate Secretary

With a copy to:

Tel: + 55 11 3040 4040

Facsmile: + 55 11 3040 4041

Email: joaodeluca@ddsalaw.com.br /

anaderenusson@ddsalaw.com.br

Address: Rua Fidêncio Ramos, 195, 10o andar, CEP 04551-010,

São Paulo / SP

Attentionto: Mr. João Claudio de Luca Junior / Mrs. Ana Luisa

Castro Cunha Derenusson

(b)	in the case of LESSEE, at

Tel: + 55 21 2105 9700

Facsimile: + 55 21 2105 9713

Email: nilo@hrt.com.br

Address: Avenida Atlântica, 1130, 10oandar – parte, Rio de

Janeiro, RJ, CEP 22021-000

Attention: Mr. Nilo Chagas de Azambuja Filho

With copy to:

Tel: + 55 21 2105 9700

Facsimile: + 55 21 2105 9713

Email: rdourado@hrt.com.br

Address: Avenida Atlântica, 1130, 10o andar – parte, Rio de

Janeiro, RJ, CEP 22021-000

Attention: Mr. Ricardo Bottas Dourado

Exhibit G to the Aircraft Purchase Agreement

17.08	If either the LESSOR or LESSEE wishes to change its address for communication, it shall give the other not less than ten (10) Business Days notice in writing of the change desired.

17.09	Every notice or demand shall be deemed to have been received in the case of a telefax upon confirmation by the transmitting party’s fax machine and in the case of a letter when delivered personally or, if sent by registered post, on the fifth Business Day after posting.

17.10	Notwithstanding the provisions of Clause 17.09 each party hereto (the “First Party”) may (but shall not be obliged to) act on receipt of a telefax communication reasonably appearing to emanate from the other party hereto (the “Second Party”) as if it were a letter received from the Second Party and the Second Party shall indemnify the First Party on demand against any and all expenditure and liability incurred by the First Party as a result of acting in accordance with any such communication which is not confirmed by letter.

17.11	THIS AGREEMENT WAS MADE, ENTERED INTO AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE STATE OF NEW YORK IN RELATION TO ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT THE LESSEE HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL LEGAL PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YORK LOCATED IN NEW YORK, NEW YORK, OR IN THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND THE LESSEE WAIVES ALL RIGHTS TO A TRIAL BY JURY PROVIDED, HOWEVER, THAT THE LESSOR SHALL HAVE THE OPTION, IN ITS SOLE AND EXCLUSIVE DISCRETION, IN ADDITION TO THE TWO COURTS MENTIONED ABOVE, TO INSTITUTE LEGAL PROCEEDINGS AGAINST THE LESSEE FOR REPOSSESSION OF THE AIRCRAFT IN ANY JURISDICTION WHERE THE AIRCRAFT MAY BE LOCATED FROM TIME TO TIME, INCLUDING BUT NOT LIMITED TO THE COURTS OF SÃO PAULO, SP, BRAZIL OR AGAINST THE LESSEE FOR RECOVERY OF MONEYS DUE TO THE LESSOR FROM THE LESSEE, IN ANY JURISDICTION WHERE THE LESSEE MAINTAINS, TEMPORARILY OR PERMANENTLY, ANY ASSET. THE PARTIES HEREBY CONSENT AND AGREE TO BE SUBJECT TO THE JURISDICTION OF ALL OF THE AFORESAID COURTS AND, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY RIGHT TO SEEK TO AVOID THE JURISDICTION OF THE ABOVE COURTS ON THE BASIS OF THE DOCTRINE OF FORUM NON CONVENIENS.

Exhibit G to the Aircraft Purchase Agreement

17.12	LESSEE hereby designates as its process agent the firm of [*] (hereafter “Process Agent”) for the limited purpose of accepting any process served by LESSOR in any action brought to enforce the terms of this Lease. Process Agent shall perform the role of accepting service on behalf of LESSEE for service of any proceedings in the New York Courts arising out of or in connection with this Lease.

17.13	LESSEE irrevocably and unconditionally:

(i)	agrees that if the LESSOR brings legal proceedings against it or its assets in relation to this Agreement no immunity from such legal proceedings, including actions in rem and in personam (which will be deemed to include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement), will be claimed by or on behalf of itself or with respect to its assets;

(ii)	waives any such right of immunity which it or its assets now has or may in the future acquire;

(iii)	consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

17.14	This Agreement is the sole and entire agreement between the LESSOR and the LESSEE in relation to the leasing of the Aircraft, and supersedes all previous agreements in relation to such leasing.

[the remainder of this page is intentionally left blank]

Exhibit G to the Aircraft Purchase Agreement

IN WITNESS whereof the parties hereto have executed this Agreement in five identical duplicate originals on the date and year first above written.

ERICKSON AIR-CRANE INCORPORATED

By:
Name:
Its:

HRT O&G EXPLORAÇÃO E PRODUÇÃO DE PETRÓLEO LTDA.

By:
Name:
Title:

By:
Name:
Title:

Witnesses:

1.	2.
Name:	Name:
I.D.:	I.D.:

Exhibit G to the Aircraft Purchase Agreement

SCHEDULE 1

CERTIFICATE OF ACCEPTANCE

This Certificate of Acceptance is delivered as of the date set forth below, by HRT O&G EXPLORAÇÃO E PRODUÇÃO DE PETRÓLEO LTDA. (hereinafter referred to as “LESSEE”) to ERICKSON AIR-CRANE INCORPORATED (hereinafter referred to as “LESSOR”) pursuant to that Amended and Restated Aircraft Operating Lease Agreement dated                     , 2013 between LESSOR and LESSEE (hereinafter referred to as the “Agreement”):

Details of Acceptance:

LESSEE hereby indicates and confirms to LESSOR, its successors and assigns that the LESSEE has, as of     :                     on                         , at                              Airport,                             ,                         , accepted the following, in accordance with the provisions of this Agreement:

(a)	Bell 212 Helicopter, Manufacturer’s Serial Number 30524

(b)	Pratt & Whitney model PT6T-3B engines with manufacturer’s serial numbers TBO326 and TBO337

Equipment Check List: as per list signed by LESSOR and LESSEE and attached hereto. Confirmation of Undertakings:

The terms used in this Certificate shall have the meanings given to such terms in the Agreement.

The LESSEE confirms that as of the Delivery Date as defined in the Agreement:

the Aircraft was duly accepted by the LESSEE in accordance with and subject to the provisions of the Agreement and the execution and delivery of this Certificate confirms the acceptance of the Aircraft by the LESSEE for all purposes of the Agreement;

the LESSEE is obliged to pay to the LESSOR the amounts provided for in the Agreement with respect to the Aircraft;

the Aircraft is insured in accordance with the Agreement;

the representations and warranties contained in Clause 12 of the Agreement remain, and if made at the date hereof, would be, true and correct in all respect;

Exhibit G to the Aircraft Purchase Agreement

the LESSEE’s duly appointed and authorized technical experts have inspected the Aircraft to ensure the Aircraft conforms to the LESSEE’s requirements and there have been affixed to the Aircraft and the Engines the heat resistant notices required by Clause 4.06 (a) of the Agreement;

the Aircraft is fully equipped in accordance with the specifications of the Agreement and the Aircraft is airworthy and satisfactory in all respects;

the LESSEE has no right of set-off, deduction, withholding or counterclaim against the LESSOR whatsoever; and

no Event of Default is subsisting.

IN WITNESS WHEREOF, LESSEE has caused this Certificate of Acceptance to be executed in its name, by its duly authorized officer(s) or representative(s), pursuant to due corporate authority, all as of the              day of                         , 2013.

HRT O&G EXPLORAÇÃO E PRODUÇÃO DE PETRÓLEO LTDA.

By:
Name:
Title:

By:
Name:
Title:

Agrees as of the          day of                         , 2013:

ERICKSON AIR-CRANE INCORPORATED

By:
Name:
Title:

Exhibit G to the Aircraft Purchase Agreement

SCHEDULE 2

POWER OF ATTORNEY

BY THIS POWER OF ATTORNEY, HRT O&G EXPLORAÇÃO E PRODUÇÃO DE PETRÓLEO LTDA., a Brazilian Limited Liability Company, located at Avenida Atlântica, nº 1130, 7º, 8º and 10º floors, Copacabana, in the city of Rio de Janeiro, State of Rio de Janeiro, 22420-000, Brazil, registered as taxpayer with the Ministry of Finance under CNPJ/MF No. 10.629.105/0001-68 (the “Grantor”), grants special powers to ERICKSON AIR-CRANE INCORPORATED, a Delaware Corporation, located at 5550 SW Macadam Avenue, Suite 200, Portland, Oregon 97239, United States of America, (together with its successors and permitted assigns, the “Grantee”), in connection with the Amended and Restated Aircraft Operating Lease Agreement dated as of                         , 2013 between the Grantor, as lessee, and the Grantee, as lessor (hereinafter called, together with any amendment, supplement or modification thereto in accordance with the terms thereof, the “Agreement”), to take any of the following actions:

1.	to represent the Grantor before any public authority of the Federal or any State or Municipal Government in Brazil, including, but not limited to, the Agência Nacional da Aviação Civil—ANAC, the Comissão de Coordenação do Transporte Aéreo Civil—COTAC, the Superintendência de Segurança Operacional (SSO), the Departamento de Comércio Exterior do Ministério da Economia (DECEX), the Secretaria da Receita Federal, the Central Bank of Brazil, any customs agency or department succeeding to any of the functions or duties of any of the foregoing, to cancel registration at the Brazilian Aeronautical Register of one (1) Bell 212 Helicopter, Manufacturer’s Serial Number 30524, including the Pratt & Whitney model PT6T-3B engines, bearing manufacturer’s serial numbers TBO326 and TBO337 or any other engine which may hereinafter be installed on such aircraft in substitution of those above mentioned, any airframe, engine, or part or spare part that may be substituted for any of the above in accordance with the terms of the Lease (collectively the “Aircraft”);

2.	to apply for and obtain from any of the governmental agencies, departments and divisions mentioned above export licenses, customs clearance approvals and authorizations and other documents and to take any other action necessary or advisable in relation to the repossession and exportation to any country of any of the Aircraft or any part thereof;

The Grantee is empowered to perform all acts necessary to effect the foregoing, including to sign any document to apply for and receive export licenses and to submit any statement and information in connection therewith.

Exhibit G to the Aircraft Purchase Agreement

This Power of Attorney is irrevocable and may be delegated in whole or in part by the Grantee and shall remain in full force and effect until all of Grantor’s obligations under the Agreement have been complied in full or until Grantee has managed to export the Aircraft, whichever occurs first. The Grantor hereby expressly waives and renounces any rights to revoke this Power of Attorney, which is granted as a condition of the Lease. The Grantor represents, warrants and covenants that this Power of Attorney is irrevocably granted to the Grantee in the interest of the Grantee (“em causa própria”) pursuant to Article 685 of the Brazilian Civil Code (Law No. 10.406, of January 10, 2002), and constitutes the valid, legally and irrevocably binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms.

The Grantor hereby represents, warrants and covenants that this Power of Attorney is irrevocably granted to the Grantee, is in the interest of the Grantor and the Grantee, and constitutes the valid, legal and irrevocably binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms.

IN WITNESS WHEREOF, this Power of Attorney has been executed by the Grantor in the city of Rio de Janeiro, State of Rio de Janeiro, Brazil on this          day of                         , 2013.

HRT O&G EXPLORAÇÃO E PRODUÇÃO DE PETRÓLEO LTDA.

By:
Name:
Its:

By:
Name:
Its:

Witnesses:

1.
Name:
I.D.:

2.
Name:
I.D.:

Exhibit G to the Aircraft Purchase Agreement

SCHEDULE 3

IRREVOCABLE DE-REGISTRATION AND EXPORT REQUEST AUTHORIZATION

Pursuant to Article XIII Of the Cape Town Convention and Aircraft Equipment Protocol

[*], 2013

To: National Civil Aviation Agency (ANAC) / Brazilian Aeronautical Registry (RAB)

Re: Irrevocable De-Registration and Export Request Authorization

The undersigned is the registered operator of the one (1) Bell 212 Helicopter, bearing manufacturer’s serial number 30524 and Brazilian registration mark [*] (together with all installed, incorporated or attached accessories, parts and equipment, the “Aircraft”).

This instrument is an irrevocable de-registration and export request authorization issued by the undersigned in favor of ERICKSON AIR-CRANE INCORPORATED (“the authorized party”) under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment. In accordance with that Article, the undersigned hereby requests:

AUTORIZAÇÃO IRREVOGÁVEL PARA CANCELAMENTO DE MATRÍCULA E SOLICITAÇÃO DE EXPORTAÇÃO

Conforme Artigo XIII da Convenção da cidade do Cabo e Protocolo sobre Equipamentos Aeronáuticos

[*] de [*] de 2013

At.: Agência Nacional de Aviação Civil (ANAC) / Registro Aeronáutico Brasileiro (RAB)

Ref.: Autorização Irrevogável para Cancelamento de Matrícula e Solicitação de Exportação

O abaixo assinado é o operador registrado de uma aeronave Bell 212, número de série do fabricante 30524 e marcas de registro brasileiras [*] (em conjunto com todos os acessórios, partes e equipamentos nela instalados, incorporados ou afixados, a “Aeronave”).

Este instrumento é uma autorização irrevogável de cancelamento de matrícula e solicitação de exportação emitida pelo subscrevente em favor de ERICKSON AIR-CRANE INCORPORATED (“a parte autorizada”) com base no Artigo XIII do Protocolo à Convenção sobre Garantias Internacionais Incidentes sobre Equipamentos Móveis e do Protocolo à Convenção Relativo a Questões Específicas a Equipamentos Aeronáuticos. De acordo com tal Artigo, o subscrevente neste ato solicita o quanto segue:

Exhibit G to the Aircraft Purchase Agreement

(i) recognition that the authorized party or the person it certifies as its designee is the sole person entitled to:

(a) procure the de-registration of the Aircraft from the Brazilian Aeronautical Registry (RAB) maintained by the National Civil Aviation Agency (ANAC), and

(b) procure the export and physical transfer of the Aircraft from Brazil; and

(ii) confirmation that the authorized party or the person it certifies as its designee may take the action specified in clause (i) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in Brazil shall cooperate with the authorized party with a view to the speedy completion of such action.

The rights in favor of the authorized party established by this instrument may not be revoked by the undersigned.

This authorization is being granted in the interest of the authorized party (“em causa própria”) pursuant to Article 685 of the Brazilian Civil Code and shall be governed by the laws of Brazil and shall be irrevocable and irreversible as set forth in 684 of the Brazilian Civil Code.

(i) que se reconheça que a parte autorizada ou a pessoa que ela indicarcomo sua representante é a única pessoa com direitos para:

(a) requerer o cancelamento da matrícula da Aeronave junto ao Registro Aeronáutico Brasileiro (RAB) mantido pela Agência Nacional de Aviação Civil (ANAC), e

(b) requerer a exportação e transferência física da Aeronave para fora do Brasil; e

(ii) confirmar que a parte autorizada ou a pessoa que ela indicar como sua representante pode adotar as medidas descritas no item (i) acima mediante instrução por escrito e sem o consentimento do subscrevente, e que, mediante o recebimento de tal demanda, as autoridades do Brasil deverão colaborar com a parte autorizada com vistas ao cumprimento diligente de tais medidas.

Os direitos conferidos por este instrumento em favor da parte autorizada não poderão ser revogados.

Esta autorização está sendo outorgada à parte autorizada em causa própria, conforme Artigo 685 do Código Civil Brasileiro e será regida pelas leis do Brasil, sendo irretratável e irrevogável, conforme Artigo 684 do Código Civil Brasileiro.

Exhibit G to the Aircraft Purchase Agreement

Please acknowledge your agreement to this request and its terms by appropriate notation in the space provided below and lodging this instrument to the Brazilian Aeronautical Registry (RAB).	Favor confirmar sua concordância com esta solicitação e seus termos mediante assinatura no espaço indicado abaixo e registro deste instrumento no Registro Aeronáutico Brasileiro (RAB).

HRT O&G Exploração e Produção de Petróleo Ltda.	HRT O&G Exploração e Produção de Petróleo Ltda.

By:	Por:
Name:	Nome:
Title:	Cargo:

By:	Por:
Name:	Nome:
Title:	Cargo:

Witnesses:	Testemunhas:

1.	1.

2.	2.

EXHIBIT H

FORM OF ASSIGNMENT AGREEMENT